                                                                   Exhibit D-2.2

                                                            Original Sheet No. 1

                                                                  Execution Copy



                                  Master Power

                                Purchase & Sale

                                   Agreement


--------------------------------------------------------------------------------

[LOGO]
Edison Electric Institute

                                                            Original Sheet No. 2

                   MASTER POWER PURCHASE AND SALES AGREEMENT

                               TABLE OF CONTENTS

COVER SHEET                                                                                        4
-----------

GENERAL TERMS AND CONDITIONS....................................................................  17

ARTICLE ONE:    GENERAL DEFINITIONS.............................................................  17

ARTICLE TWO:    TRANSACTION TERMS AND CONDITIONS................................................  22
    2.1   Transactions..........................................................................  22
    2.2   Governing Terms.......................................................................  22
    2.3   Confirmation..........................................................................  22
    2.4   Additional Confirmation Terms.........................................................  23
    2.5   Recording.............................................................................  23

ARTICLE THREE:  OBLIGATIONS AND DELIVERIES......................................................  23
    3.1   Seller's and Buyer's Obligations......................................................  23
    3.2   Transmission and Scheduling...........................................................  24
    3.3   Force Majeure.........................................................................  24

ARTICLE FOUR:   REMEDIES FOR FAILURE TO DELIVER/RECEIVE.........................................  24
    4.1   Seller Failure........................................................................  24
    4.2   Buyer Failure.........................................................................  24

ARTICLE FIVE:   EVENTS OF DEFAULT; REMEDIES.....................................................  24
    5.1   Events of Default.....................................................................  25
    5.2   Declaration of an Early Termination Date and Calculation of Settlement Amounts........  26
    5.3   Net Out of Settlement Amounts.........................................................  26
    5.4   Notice of Payment of Termination Payment..............................................  26
    5.5   Disputes With Respect to Termination Payment..........................................  27
    5.6   Closeout Setoffs......................................................................  27
    5.7   Suspension of Performance.............................................................  27

ARTICLE SIX:    PAYMENT AND NETTING.............................................................  28
    6.1   Billing Period........................................................................  28
    6.2   Timeliness of Payment.................................................................  28
    6.3   Disputes and Adjustments of Invoices..................................................  28
    6.4   Netting of Payments...................................................................  28
    6.5   Payment Obligation Absent Netting.....................................................  29
    6.6   Security..............................................................................  29
    6.7   Payment for Options...................................................................  29
    6.8   Transaction Netting...................................................................  29

                                                            Original Sheet No. 3

ARTICLE SEVEN:  LIMITATIONS.....................................................................  29
    7.1   Limitation of Remedies, Liability and Damages.........................................  29

ARTICLE EIGHT:  CREDIT AND COLLATERAL REQUIREMENTS..............................................  30
    8.1   Party A Credit Protection.............................................................  30
    8.2   Party B Credit Protection.............................................................  32
    8.3   Grant of Security Interest/Remedies...................................................  34

ARTICLE NINE:   GOVERNMENTAL CHARGES............................................................  34
    9.1   Cooperation...........................................................................  34
    9.2   Governmental Charges..................................................................  34

ARTICLE TEN:    MISCELLANEOUS...................................................................  34
    10.1  Term of Master Agreement..............................................................  35
    10.2  Representations and Warranties........................................................  35
    10.3  Title and Risk of Loss................................................................  36
    10.4  Indemnity.............................................................................  36
    10.5  Assignment............................................................................  36
    10.6  Governing Law.........................................................................  37
    10.7  Notices...............................................................................  37
    10.8  General...............................................................................  37
    10.9  Audit.................................................................................  38
    10.10 Forward Contract......................................................................  38
    10.11 Confidentiality.......................................................................  38

SCHEDULE M:  GOVERNMENTAL ENTITY OR PUBLIC POWER SYSTEMS........................................  39

SCHEDULE P:  PRODUCTS AND RELATED DEFINITIONS...................................................  43

EXHIBIT A:  CONFIRMATION LETTER.................................................................  50

                                                            Original Sheet No. 4

                    MASTER POWER PURCHASE AND SALE AGREEMENT

                                  COVER SHEET
                                  -----------

This Master Power Purchase and Sale Agreement ("Master Agreement" ) is made as of the following date: November 30, 2001 but shall not become effective until the Effective Date. The Master Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the "Agreement." The Parties to this Master Agreement are the following:


Name ("Electric Generation LLC" or "Party A")            Name ("Pacific Gas and Electric Company" or "Party B")
All Notices:                                             All Notices:

Street:_________________________________________         Street:_______________________________________________

City:___________________Zip_____________________         City:___________________________Zip:__________________

Attn: Contract Administration                            Attn: Contract Administration
Phone:__________________________________________         Phone:________________________________________________
Facsimile:______________________________________         Facsimile:____________________________________________
Duns:___________________________________________         Duns:_________________________________________________
Federal Tax ID Number:__________________________         Federal Tax ID Number:________________________________

Invoices:_______________________________________         Invoices:_____________________________________________
   Attn:________________________________________            Attn:______________________________________________
   Phone:_______________________________________            Phone:_____________________________________________
   Facsimile:___________________________________            Facsimile:_________________________________________

Scheduling:_____________________________________         Scheduling:___________________________________________
   Attn:________________________________________            Attn:______________________________________________
   Phone:_______________________________________            Phone:_____________________________________________
   Facsimile:___________________________________            Facsimile:_________________________________________

Payments:_______________________________________         Payments:_____________________________________________
   Attn:________________________________________            Attn:______________________________________________
   Phone:_______________________________________            Phone:_____________________________________________
   Facsimile:___________________________________            Facsimile:_________________________________________

Wire Transfer:__________________________________         Wire Transfer:________________________________________
   BNK:_________________________________________            BNK:_______________________________________________
   ABA:_________________________________________            ABA:_______________________________________________
   ACCT:________________________________________            ACCT:______________________________________________

Credit and Collections:_________________________         Credit and Collections:_______________________________
   Attn:________________________________________            Attn:______________________________________________
   Phone:_______________________________________            Phone:_____________________________________________
   Facsimile:___________________________________            Facsimile:_________________________________________

                                                            Original Sheet No. 5

With additional Notices of an Event of Default or        With additional Notices of an Event of Default or
Potential Event of Default to:                           Potential Event of Default to:
  Attn:________________________________________            Attn:________________________________________
  Phone:_______________________________________            Phone:_______________________________________
  Facsimile:___________________________________            Facsimile:___________________________________

[NOTE: THE FOREGOING INFORMATION WILL BE PROVIDED ON OR BEFORE THE EFFECTIVE DATE.]



                     [Balance of Page Intentionally Blank]

                                                            Original Sheet No. 6

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:

Party A Tariff               Agreement, including the confirm and addenda, that will be filed at
                             FERC for acceptance or approval
Party B Tariff               Tariff:  Not Applicable        Dated_________           Docket Number________
----------------------------------------------------------------------------------------------------------------------------------
Article Two
-----------
Transaction Terms and Conditions                 [X]  Optional provision in Section 2.4. If not checked inapplicable.
----------------------------------------------------------------------------------------------------------------------------------
Article Four
-----------
Remedies for Failure to Deliver or Receive       [_]  Accelerated Payment of Damage. If not checked inapplicable.
----------------------------------------------------------------------------------------------------------------------------------
Article Five                                     [_]  Cross Default for Party A:
------------
Events of Default; Remedies                      [_]  Party A:_____________          Cross Default Amount $______________

                                                 [_]  Other Entity:________          Cross Default Amount $______________

                                                 [_]  Cross Default for Party B:

                                                 [_]  Party B:_____________          Cross Default Amount $______________

                                                 [_]  Other Entity:________          Cross Default Amount $______________

                                                 5.6  Closeout Setoff

                                                      [_]  Option A (Applicable if no other selection is made.)

                                                      [_]  Option B - Affiliates shall have the meaning set forth in the
                                                           Agreement unless otherwise specified as follows:_____________
                                                           _____________________________________________________________

                                                      [X]  Option C (No Setoff)
----------------------------------------------------------------------------------------------------------------------------------
Article 8                                        8.1  Party A Credit Protection:
---------                                             -------------------------

Credit and Collateral Requirements                    (a)  Financial Information:
                                                             [_]  Option A
                                                             [X]  Option B  Specify: Pacific Gas and Electric Company

                                                             [_]  Option C  Specify:_______________

                                                      (b) Credit Assurances:

                                                             [X]  Not Applicable
                                                             [_]  Applicable

                                                      (c)  Collateral Threshold:
                                                             [X]  Not Applicable

                                                            Original Sheet No. 7

                                                             [_]  Applicable

                                        If applicable, complete the following:

                                        Party B Collateral Threshold: $ __________; provided, however, that Party
                                        B's Collateral Threshold shall be zero if an Event of  Default or Potential
                                        Event of Default with respect to  Party B has occurred and is continuing.

                                        Party B Independent Amount: $_______________

                                        Party B Rounding Amount: $__________________

                                        (d)  Downgrade Event:

                                             [X]  Not Applicable
                                             [_]  Applicable

                                        If applicable, complete the following:

                                        [_]  It shall be a Downgrade Event for Party B if Party B's Credit Rating
                                        falls below __________ from S&P or  __________ from Moody's or if  Party B is not rated by either S&P or Moody's

                                        [_]  Other:
                                             Specify:_____________________________________________________________

                                        (e)  Guarantor for Party B:_______________________________________________
                                                Guarantee Amount:_________________________________________________

                                        8.2  Party B Credit Protection:
                                             -------------------------

                                            (a)  Financial Information:

                                                 [_]  Option A
                                                 [X]  Option B  Specify: Electric Generation LLC
                                                 [_]  Option C  Specify:________________________

                                            (b) Credit Assurances:

                                                 [X]  Not Applicable
                                                 [_]  Applicable

                                            (c)  Collateral Threshold:

                                                 [X]  Not Applicable
                                                 [_]  Applicable

                                        If applicable, complete the following:

                                        Party A Collateral Threshold: $ __________; provided, however, that Party
                                        A's Collateral Threshold shall be zero if an Event of  Default or Potential
                                        Event of Default with respect to Party A has occurred and is continuing.

                                        Party A Independent Amount: $____________________

                                                            Original Sheet No. 8

                                        Party A Rounding Amount: $_______________________

                                        (d)  Downgrade Event:

                                             [X]  Not Applicable
                                             [_]  Applicable

                                        If applicable, complete the following:

                                             [_]  It shall be a Downgrade Event for Party A if Party A's Credit Rating
                                                  falls below __________ from S&P or  __________ from Moody's or if Party A is not rated by either S&P or Moody's

                                             [_]  Other:
                                                  Specify:__________________________________________________________________

                                        (e) Guarantor for Party A:__________________________________________________________

                                                  Guarantee Amount:_________________________________________________________

----------------------------------------------------------------------------------------------------------------------------------
Article 10
----------
Confidentiality                         [_]  Confidentiality Applicable         If not checked, inapplicable.
----------------------------------------------------------------------------------------------------------------------------------
Schedule M
----------
                                        [_]  Party A is a Governmental Entity or Public Power System
                                        [_]  Party B is a Governmental Entity or Public Power System
                                        [_]  Add Section 3.6. If not checked, inapplicable
                                        [_]  Add Section 8.6. If not checked, inapplicable

                                                            Original Sheet No. 9

Other Changes                       1.  Section 1.23 is deleted and the
-------------                           following substituted in its place:
                                        "Force Majeure" means any occurrence
                                        beyond the reasonable control of a party which causes the party to be unable to perform an obligation under this
                                        Agreement in whole or in part and which
                                        could not have been avoided by the
                                        exercise of due diligence. Force Majeure includes an act of God; actual or threatened civil disturbance, terrorism, war, or riot; strike or other labor dispute; emergencies declared by the
                                        California Independent System Operator
                                        or any other authorized successor or
                                        regional transmission organization or
                                        any state or federal regulator or
                                        legislature; explosion; tsunami, fire,
                                        ice, flood, earthquake, earth movement
                                        (including mud slides or rock slides),
                                        storm, effect of storm, drought,
                                        lightning and other natural
                                        catastrophes; regulatory requirements of generic applicability or regulatory requirements not related directly to actions of the Party claiming Force
                                        Majeure requiring a shut-down or
                                        curtailment of Diablo Canyon; or system
                                        transients or voltage reduction
                                        requiring a shut-down or curtailment of
                                        Diablo Canyon. Force Majeure shall not
                                        be based on (i) Buyer's inability
                                        economically to use or resell the
                                        Product purchased hereunder, or (ii)
                                        Seller's ability to sell the Product at
                                        a price greater than the Contract Price.
                                        Neither Party may raise a claim of Force
                                        Majeure based in whole or in part on
                                        curtailment by a Transmission Provider
                                        unless (i) the Party claiming Force
                                        Majeure contracts for firm transmission
                                        service with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff;
                                        provided, however, that existence of the foregoing events shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such events establish that a Force
                                        Majeure as defined in the first sentence hereof has occurred. Applicability of
                                        Force Majeure to the Transaction is
                                        governed by the terms of the Products
                                        and Related Definitions contained in
                                        Schedule P and as set forth in any
                                        Confirmations for any Transactions.

                                    2.  A new Section 1.62 is added to read:
                                        "Good Industry Practice" means any of
                                        the practices, methods, and acts engaged in or approved by a significant portion of the electric power industry for the applicable type of electric generation facilities (e.g., conventional hydro, pumped storage, or nuclear,) during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Industry Practice does not require use of the optimum practice, method, or act, but only requires use of practices, methods, or acts generally accepted in the region covered by the Western Systems Coordinating Council or any other successor or similar organization.

                                    3.  Section 1.19 is deleted and the
                                        following substituted in its place:
                                        "Effective Date" means the Effective
                                        Date of the Proposed Plan of
                                        Reorganization Under Chapter 11 of the
                                        Bankruptcy Code for Pacific

                                                           Original Sheet No. 10

                                        Gas and Electric Company, Chapter 11
                                        Case No. 01-30923-DM.

                                    4.  The first sentence of Section 2.3 is
                                        deleted and the following substituted in its place: Seller may confirm a Transaction by forwarding to Buyer by facsimile or otherwise no later than three (3) Business Days after a Transaction is entered into a confirmation ("Confirmation") substantially in the form of Exhibit A and, to the extent that either party sends the other an invoice for a payment obligation that purports to include any terms and conditions governing a Transaction (other than invoice instructions authorized by Section 6.2 of the Master Agreement), such terms and conditions shall not apply unless they are accepted pursuant to Article Two of this Master Agreement.

                                    5. Section 3.2 is deleted and the following substituted in its place: Seller shall arrange, be responsible for and pay for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its
                                        Transmission Providers, as specified by
                                        the Parties in the Transaction, or in
                                        the absence thereof, in accordance with
                                        the practice of the Transmission
                                        Providers, to deliver the Product to the Delivery Point. Buyer shall arrange, be responsible for and pay for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its
                                        Transmission Providers to receive the
                                        Product at the Delivery Point.

                                    6. Section 3.3 is deleted and the following substituted in its place: To the extent that either Party is prevented by Force Majeure from carrying out in whole or part, its obligations under the Transaction and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Product specify otherwise, the Claiming Party shall be excused from the performance of the obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall use due diligence to remedy the Force Majeure. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

                                    7. Section 4.1 is deleted and the following substituted in its place: If Seller fails to schedule and/or deliver all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the applicable Transaction or by Buyer's failure to perform, then (x) Seller shall pay Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price; (y) Buyer shall reduce the price it pays to Seller in accordance with the terms and conditions of the Transaction into which Buyer and Seller may enter pursuant to this Master Agreement providing for such adjustment; and/or
                                        (z) any other remedy upon which the
                                        Parties may

                                                           Original Sheet No. 11

                                        specify for a Transaction. For each
                                        Transaction, the Parties shall specify
                                        which of the remedies set forth in this
                                        Section 4.1 apply. If the parties fail
                                        to so specify in a Transaction, then the remedy set forth in clause (x) only shall apply. Any invoice delivered pursuant to this Section 4.1 shall include a written statement explaining in reasonable detail the calculation of such amount.

                                    8. Section 4.2 is deleted and the following substituted in its place: If Buyer fails to schedule and/or receive all or part of the Product pursuant to a Transaction and such failure is not excused under the terms of the applicable transaction or by Seller's failure to perform, then Buyer shall pay Seller, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. When computing the Contract Price and the Sales Price, to the extent Buyer purchases Capacity, fails to accept all associated Energy and Ancillary Services as required in a Transaction, but pays as required pursuant to the Transaction the Contract Price for Capacity, the Contract Price and Sales Price for purposes of computing payments under this Section
                                        4.2 shall be comprised only of the
                                        Energy Price and the Sales Price for
                                        Energy and Ancillary Services associated with such Capacity. Seller shall have an obligation to remarket any Energy and Ancillary Services Buyer fails to schedule and/or receive only to the extent that Seller has the requisite regulatory authorizations for making such sales. Buyer expressly acknowledges, however, that Seller shall be under no obligation to seek or maintain such regulatory authorizations and its failure to do so shall not alter in any way Buyer's obligations to pay Seller any deficiencies otherwise required. In the event that Seller does not have in effect at the time of Buyer's failure to schedule Energy and Ancillary Services the requisite regulatory authorizations, the Sales Price shall be deemed to be zero.

                                    9.  Section 5.1(b) is deleted and the
                                        following substituted in its place: any
                                        representation or warranty by such Party herein when made or when deemed made or repeated is false or misleading in any substantial and material respect as to any Transaction the parties designate as a Major Transaction entered into under this Master Agreement;

                                    10. Section 5.1(c) is deleted and the
                                        following substituted in its place: the
                                        failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default, and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four), if such failure is not remedied or the defaulting party has not commenced an appropriate action to cure, within three
                                        (3) Business Days after written notice;

                                    11. Section 5.2 is deleted and the following
                                        substituted in its place: If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the "Non-Defaulting

                                                           Original Sheet No. 12

                                        Party") shall have the right (i) to
                                        designate a day, no earlier than, in the case of a Non-Defaulting Seller, the earlier of sixty days after a Notice of Cancellation is filed by such Seller with FERC or such earlier date designated by such Seller as FERC permits or authorizes, and, in the case of a Non-Defaulting Buyer, the earlier of sixty days after such Buyer files a complaint with FERC requesting termination as a remedy or such earlier date designated by such Buyer as FERC permits or authorizes (in each case provided such filing is not withdrawn by the filing party), an early termination date (the "Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate all, but not less than all, Transactions (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate or terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable). The Non-Defaulting Party may determine its Gains or Losses by reference to information either available to it internally or supplied by one or more third parties including, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. Third parties supplying such information may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors and other sources of market information.

                                   12. Section 5.3 is deleted and the following substituted in its place: The Non-Defaulting Party shall aggregate all Settlement Amounts into a single amount by netting out (a) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article Eight, plus any or all other amounts due to the Defaulting Party under this Agreement against (b) all Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party under this Agreement, so that all such amounts shall be netted out to a single liquidated amount. To the extent that the single liquidated amount (the "Termination Payment") shall be a positive amount, such amount shall be due and owing to the Non-Defaulting Party from the Defaulting Party.

                                   13. Section 5.4 is deleted and the following substituted in its place: As soon as practicable after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment due from the Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Defaulting Party within two (2) Business Days after such notice is effective.

                                                           Original Sheet No. 13

                                   14. Clause (i) of Section 5.7 is deleted and the following substituted in its place:
                                        (i) to suspend performance under any or
                                        all Transactions;

                                   15.  The following sentence is added at the
                                        end of Section 6.1: The Parties shall
                                        develop procedures for the prompt
                                        preparation and delivery of any such
                                        invoices and any data maintained by one
                                        Party that is required by the other
                                        Party in order to prepare and document
                                        any such invoices. The procedures shall
                                        also take into account the need to
                                        obtain information from the ISO or
                                        successor in connection with its
                                        settlement process.

                                   16.  Section 10.5 is deleted and the
                                        following substituted in its place: (a)
                                        Neither party shall assign this
                                        Agreement or its rights hereunder
                                        without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion; provided, however, that either party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements; provided, however, that in the event of a foreclosure, the creditworthiness of the assignee of such Party shall be equal to or higher than the creditworthiness of such Party at the time of the transfer;
                                        (ii) transfer or assign this Agreement
                                        to an affiliate of such Party which
                                        affiliate's creditworthiness is equal to or higher than that of such Party, or
                                        (iii) transfer or assign this Agreement
                                        to any person or entity succeeding to
                                        all or substantially all of the assets
                                        of such party whose creditworthiness is
                                        equal to or higher than that of such
                                        Party; provided, however, that in each
                                        such case, such assignee shall agree in
                                        writing to be bound by the terms and
                                        conditions hereof and so long as the
                                        transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request. (b) In connection with assignment of a security interest in this Agreement to a financing party by either Party pursuant to Section 10.5(a)(i), the other Party shall, at the financing party's request, execute a consent to assignment in form and substance reasonably satisfactory to such financing party which shall include, without limitation, the following provisions set forth in this
                                        Section 10.5(b). For so long as the
                                        financing Party shall have outstanding
                                        and unpaid any financing liabilities
                                        during the term of this Agreement, the
                                        other Party agrees to promptly furnish
                                        any such financing party known to the
                                        other Party based on information
                                        provided by the financing Party with a
                                        copy of any notice of an Event of
                                        Default under this Agreement.
                                        Notwithstanding any other provision in
                                        this Master Agreement or any
                                        Transaction, the other Party agrees that it will not terminate this Agreement pursuant to Section 5.2 unless (a) a written notice of such termination shall have been given to and received by any financing party then known to the other Party thirty (30) days prior to the effective date of such termination and
                                        (b) prior to the effective date of any
                                        such termination such financing party
                                        has not either (x) cured the Event of
                                        Default or (y) commenced in a diligent
                                        manner to cure the Event of Default if
                                        such Event of Default is capable of
                                        being cured, to the extent applicable in a Transaction.

                                                           Original Sheet No. 14

                                   17.  Section 10.6 is amended by substituting
                                        the word "California" for the word "New
                                        York."

                                   18. Clause (a) of Section 6.8 is deleted and the following substituted in its place:
                                        (a) the Party obligated to deliver the
                                        greater amount of the same Product will
                                        deliver the difference between the total amount it is obligated to deliver and the total amount to be delivered to it under the Offsetting Transaction.

                                   19.  Section 10.8 is amended by deleting in
                                        their entirety the fifth, sixth and
                                        seventh sentences.

                                   20.  The following is added at the end of
                                        Section 10.9: Without limiting the
                                        foregoing, audit rights under this
                                        Section 10.9 shall include such
                                        inspections and testing of meters as is
                                        reasonably necessary to confirm their
                                        accuracy consistent with ISO practices
                                        and procedures or any successor tariff
                                        requirements. The Party requesting any
                                        such inspections and testing shall bear
                                        the cost of the foregoing in the event
                                        the meters are accurate within
                                        applicable ISO or successor metering
                                        requirements. The other Party shall bear these costs if the meters are not accurate within applicable ISO or successor metering requirements. In addition, such audit rights shall include inspections and testing as is reasonably necessary to confirm the accuracy of any notice delivered by Seller to Buyer respecting the availability or operation of any generating facility as to which Buyer may have dispatch rights or the right to purchase capacity. If Buyer requests that a Unit be tested, Seller shall have the right to a prompt retest of such Unit. Seller shall also have the right to request a test of a Unit at any time, and Buyer shall have the right to a prompt retest of such Unit. The Party requesting that a Unit be tested shall bear the costs of such test.

                                   21.  A new Section 10.12 is added to read:
                                        Section 10.12. No Dedication of
                                        Facilities. To the extent that the
                                        Parties enter into any Transactions
                                        respecting the output of specific
                                        generating facilities directly or
                                        indirectly owned or controlled by the
                                        Seller, the Parties expressly
                                        acknowledge and agree that the Seller is doing so solely as an accommodation to the Buyer; that the Seller is not and shall not be expected to dedicate such facilities (whether in whole or in part and whether such facilities comprise real, tangible or intangible property) to public use; and that any Transaction shall cease upon its termination; provided, however, that to the extent the Seller transfers or otherwise conveys ownership or control in any generating facilities the output of which is subject to a Transaction, such transfer or conveyance shall not excuse the Seller from performing under that Transaction, except to the extent excused by that Transaction. Without limiting the foregoing, and except with respect to outstanding Transactions, the Buyer acknowledges and agrees that it shall have no obligation or right in the future to purchase any or all of its requirements from the Seller; that the Buyer may satisfy any or all of its requirements through transactions with any other parties upon terms and conditions acceptable to the Buyer and such other counter-parties; and that the Seller shall have no obligation to make any sales to the Buyer except to the extent that they elect to enter into such sales

                                                           Original Sheet No. 15

                                        pursuant to this Master Agreement or
                                        otherwise.

                                   22.  A new Section 10.13 is added to read:
                                        Section 10.13. Third Party
                                        Beneficiaries. Nothing in this
                                        Agreement, express or implied, shall be
                                        construed to create any interest,
                                        beneficial or otherwise, for any other
                                        party.

                                   23.  A new Section 10.14 is added to read:
                                        Section 10.14. Non-Recourse. The
                                        obligations of each Party under this
                                        Agreement are special obligations of
                                        each Party and do not constitute
                                        obligations of (and no recourse shall be had with respect thereto) any partner of a Party, or any shareholder, partner, member, officers or director of any such partner and no action shall be brought or maintained against any such partner, or any shareholder, partner, member, officer or director.

                                   24.  A new Section 10.15 is added to read:
                                        Section 10.15. Additional FERC Review.
                                        The methodologies utilized for pricing
                                        purposes in this Agreement, the prices
                                        and pricing formulae specified herein,
                                        and any terms and conditions in
                                        connection therewith shall remain in
                                        effect through the term of the
                                        Agreement, unless amended in writing and executed by both Parties. Except as the Parties may expressly agree in a Transaction and then only with respect to that Transaction, neither Party shall petition the FERC unilaterally pursuant to the provisions of Sections 205 or 206 of the Federal Power Act to amend such methodologies, prices or pricing formulae or terms and conditions in connection therewith or support such a petition filed by any third party. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement.

                                   25.  The definition of "Ancillary Services"
                                        in Schedule P is deleted in its entirety and the following substituted in its place: "Ancillary Services" includes, but is not limited to, regulation, spinning reserve, non-spinning reserve and replacement reserve.

                                   26.  The definition of "Unit Firm" in
                                        Schedule P is deleted in its entirety
                                        and the following substituted in its
                                        place: "Unit Firm" means, with respect
                                        to a Transaction, that the Product
                                        subject to the Transaction is intended
                                        to be supplied from a generation asset
                                        or assets specified in the Transaction.
                                        Unless otherwise limited pursuant to the terms and conditions of a Transaction, Seller's failure to deliver under a "Unit Firm" Transaction shall be excused: (i) if the specified generation asset(s) are unavailable as a result of a Forced Outage (as defined in the NERC Generating Unit Availability Data System
                                        (GADS) Forced Outage reporting
                                        guidelines) or (ii) by an event or
                                        circumstance that affects the specified
                                        generating asset(s) so as to prevent
                                        Seller from performing its obligations,
                                        which event or circumstance was not
                                        anticipated as of the date the
                                        Transaction was agreed to, and which is
                                        not within the reasonable control of, or the result of the negligence of, the Seller or (iii) by Buyer's failure to perform. In any of such events, Seller shall not be liable for any damages, including any amounts determined pursuant to Article Four.

                                                           Original Sheet No. 16

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first above written.

Electric Generation LLC             Pacific Gas and Electric Company



By:___________________________      By:_________________________________________

Name: Bruce R. Worthington          Name: Gordon R. Smith

Title: President                    Title: President and Chief Executive Officer


DISCLAIMER: This Master Power Purchase and Sale Agreement was prepared by a committee of representatives of Edison Electric Institute ("EEI") and National Energy Marketers Association ("NEM") member companies to facilitate orderly trading in and development of wholesale power markets. Neither EEI nor NEM nor any member company nor any of their agents, representatives or attorneys shall be responsible for its use, or any damages resulting therefrom. By providing this Agreement EEI and NEM do not offer legal advice and all users are urged to consult their own legal counsel to ensure that their commercial objectives will be achieved and their legal interests are adequately protected.

                                                           Original Sheet No. 17

                         GENERAL TERMS AND CONDITIONS
                         ----------------------------

                      ARTICLE ONE:   GENERAL DEFINITIONS

     1.1 "Affiliate" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

     1.2  "Agreement" has the meaning set forth in the Cover Sheet.

     1.3 "Bankrupt" means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors,
(iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

     1.4 "Business Day" means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

     1.5 "Buyer" means the Party to a Transaction that is obligated to purchase and receive, or cause to be received, the Product, as specified in the Transaction.

     1.6 "Call Option" means an Option entitling, but not obligating, the Option Buyer to purchase and receive the Product from the Option Seller at a price equal to the Strike Price for the Delivery Period for which the Option may be exercised, all as specified in the Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to sell and deliver the Product for the Delivery Period for which the Option has been exercised.

     1.7  "Claiming Party" has the meaning set forth in Section 3.3.

     1.8 "Claims" means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

     1.9  "Confirmation" has the meaning set forth in Section 2.3.

                                                           Original Sheet No. 18

     1.10 "Contract Price" means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of the Product, as specified in the Transaction.

     1.11 "Costs" means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction.

     1.12 "Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody's or any other rating agency agreed by the Parties as set forth in the Cover Sheet.

     1.13 "Cross Default Amount" means the cross default amount, if any, set forth in the Cover Sheet for a Party.

     1.14  "Defaulting Party" has the meaning set forth in Section 5.1.

     1.15 "Delivery Period" means the period of delivery for a Transaction, as specified in the Transaction.

     1.16 "Delivery Point" means the point at which the Product will be delivered and received, as specified in the Transaction.

     1.17  "Downgrade Event" has the meaning set forth on the Cover Sheet.

     1.18  "Early Termination Date" has the meaning set forth in Section 5.2.

     1.19  "Effective Date" has the meaning set forth on the Cover Sheet.

     1.20 "Equitable Defenses" means any bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

     1.21  "Event of Default" has the meaning set forth in Section 5.1.

     1.22 "FERC" means the Federal Energy Regulatory Commission or any successor government agency.

     1.23 "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force

                                                           Original Sheet No. 19

Majeure shall not be based on (i) the loss of Buyer's markets; (ii) Buyer's inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller's supply; or (iv) Seller's ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred. The applicability of Force Majeure to the Transaction is governed by the terms of the Products and Related Definitions contained in Schedule P.

     1.24 "Gains" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction, determined in a commercially reasonable manner.

     1.25 "Guarantor" means, with respect to a Party, the guarantor, if any, specified for such Party on the Cover Sheet.

     1.26 "Interest Rate" means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by applicable law.

     1.27 "Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from S&P or A3 from Moody's, in a form acceptable to the Party in whose favor the letter of credit is issued. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

     1.28 "Losses" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of a Terminated Transaction, determined in a commercially reasonable manner.

     1.29  "Master Agreement" has the meaning set forth on the Cover Sheet.

     1.30  "Moody's" means Moody's Investor Services, Inc. or its successor.

     1.31 "NERC Business Day" means any day except a Saturday, Sunday or a holiday as defined by the North American Electric Reliability Council or any successor organization thereto. A NERC Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless

                                                           Original Sheet No. 20

otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

     1.32  "Non-Defaulting Party" has the meaning set forth in Section 5.2.

     1.33 "Offsetting Transactions" mean any two or more outstanding Transactions, having the same or overlapping Delivery Period(s), Delivery Point and payment date, where under one or more of such Transactions, one Party is the Seller, and under the other such Transaction(s), the same Party is the Buyer.

     1.34 "Option" means the right but not the obligation to purchase or sell a Product as specified in a Transaction.

     1.35 "Option Buyer" means the Party specified in a Transaction as the purchaser of an option, as defined in Schedule P.

     1.36 "Option Seller" means the Party specified in a Transaction as the seller of an option, as defined in Schedule P.

     1.37 "Party A Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party A.

     1.38 "Party B Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party B.

     1.39 "Party A Independent Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

     1.40 "Party B Independent Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

     1.41 "Party A Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

     1.42 "Party B Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

     1.43 "Party A Tariff" means the tariff, if any, specified in the Cover Sheet for Party A.

     1.44 "Party B Tariff" means the tariff, if any, specified in the Cover Sheet for Party B.

     1.45 "Performance Assurance" means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to the Requesting Party.

     1.46 "Potential Event of Default" means an event which, with notice or passage of time or both, would constitute an Event of Default.

                                                           Original Sheet No. 21

     1.47 "Product" means electric capacity, energy or other product(s) related thereto as specified in a Transaction by reference to a Product listed in Schedule P hereto or as otherwise specified by the Parties in the Transaction.

     1.48 "Put Option" means an Option entitling, but not obligating, the Option Buyer to sell and deliver the Product to the Option Seller at a price equal to the Strike Price for the Delivery Period for which the option may be exercised, all as specified in a Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to purchase and receive the Product.

     1.49 "Quantity" means that quantity of the Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller as specified in the Transaction.

     1.50  "Recording" has the meaning set forth in Section 2.4.

     1.51 "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases at the Delivery Point a replacement for any Product specified in a Transaction but not delivered by Seller, plus (i) costs reasonably incurred by Buyer in purchasing such substitute Product and
(ii) additional transmission charges, if any, reasonably incurred by Buyer to the Delivery Point, or at Buyer's option, the market price at the Delivery Point for such Product not delivered as determined by Buyer in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Buyer be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize Seller's liability. For the purposes of this definition, Buyer shall be considered to have purchased replacement Product to the extent Buyer shall have entered into one or more arrangements in a commercially reasonable manner whereby Buyer repurchases its obligation to sell and deliver the Product to another party at the Delivery Point.

     1.52 "S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor.

     1.53 "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells at the Delivery Point any Product not received by Buyer, deducting from such proceeds any (i) costs reasonably incurred by Seller in reselling such Product and (ii) additional transmission charges, if any, reasonably incurred by Seller in delivering such Product to the third party purchasers, or at Seller's option, the market price at the Delivery Point for such Product not received as determined by Seller in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Seller be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize Buyer's liability. For purposes of this definition, Seller shall be considered to have resold such Product to the extent Seller shall have entered into one or more arrangements in a commercially reasonable manner whereby Seller repurchases its obligation to purchase and receive the Product from another party at the Delivery Point.

                                                           Original Sheet No. 22

     1.54 "Schedule" or "Scheduling" means the actions of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Product to be delivered on any given day or days during the Delivery Period at a specified Delivery Point.

     1.55 "Seller" means the Party to a Transaction that is obligated to sell and deliver, or cause to be delivered, the Product, as specified in the Transaction.

     1.56 "Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such party incurs as a result of the liquidation of a Terminated Transaction pursuant to Section 5.2.

     1.57 "Strike Price" means the price to be paid for the purchase of the Product pursuant to an Option.

     1.58  "Terminated Transaction" has the meaning set forth in Section 5.2.

     1.59  "Termination Payment" has the meaning set forth in Section 5.3.

     1.60 "Transaction" means a particular transaction agreed to by the Parties relating to the sale and purchase of a Product pursuant to this Master Agreement.

     1.61 "Transmission Provider" means any entity or entities transmitting or transporting the Product on behalf of Seller or Buyer to or from the Delivery Point in a particular Transaction.

                ARTICLE TWO:   TRANSACTION TERMS AND CONDITIONS

     2.1  Transactions.  A Transaction shall be entered into upon agreement of
          ------------
the Parties orally or, if expressly required by either Party with respect to a particular Transaction, in writing, including an electronic means of communication. Each Party agrees not to contest, or assert any defense to, the validity or enforceability of the Transaction entered into in accordance with this Master Agreement (i) based on any law requiring agreements to be in writing or to be signed by the parties, or (ii) based on any lack of authority of the Party or any lack of authority of any employee of the Party to enter into a Transaction.

     2.2  Governing Terms.  Unless otherwise specifically agreed, each
          ---------------
Transaction between the Parties shall be governed by this Master Agreement. This Master Agreement (including all exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, and the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmations accepted in accordance with Section 2.3) shall form a single integrated agreement between the Parties. Any inconsistency between any terms of this Master Agreement and any terms of the Transaction shall be resolved in favor of the terms of such Transaction.

     2.3  Confirmation.  Seller may confirm a Transaction by forwarding to Buyer
          ------------
by facsimile within three (3) Business Days after the Transaction is entered into a confirmation

                                                           Original Sheet No. 23

("Confirmation") substantially in the form of Exhibit A. If Buyer objects to any term(s) of such Confirmation, Buyer shall notify Seller in writing of such objections within two (2) Business Days of Buyer's receipt thereof, failing which Buyer shall be deemed to have accepted the terms as sent. If Seller fails to send a Confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation substantially in the form of Exhibit A, may be forwarded by Buyer to Seller. If Seller objects to any term(s) of such Confirmation, Seller shall notify Buyer of such objections within two (2) Business Days of Seller's receipt thereof, failing which Seller shall be deemed to have accepted the terms as sent. If Seller and Buyer each send a Confirmation and neither Party objects to the other Party's Confirmation within two (2) Business Days of receipt, Seller's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless (i) Seller's Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Buyer's Confirmation was sent prior to Seller's Confirmation, in which case Buyer's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

     2.4  Additional Confirmation Terms.  If the Parties have elected on the
          -----------------------------
Cover Sheet to make this Section 2.4 applicable to this Master Agreement, when a Confirmation contains provisions, other than those provisions relating to the commercial terms of the Transaction (e.g., price or special transmission conditions), which modify or supplement the general terms and conditions of this Master Agreement (e.g., arbitration provisions or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to
Section 2.3 unless agreed to either orally or in writing by the Parties; provided that the foregoing shall not invalidate any Transaction agreed to by the Parties.

     2.5  Recording.  Unless a Party expressly objects to a Recording (defined
          ---------
below) at the beginning of a telephone conversation, each Party consents to the creation of a tape or electronic recording ("Recording") of all telephone conversations between the Parties to this Master Agreement, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement. Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees. The Recording, and the terms and conditions described therein, if admissible, shall be the controlling evidence for the Parties' agreement with respect to a particular Transaction in the event a Confirmation is not fully executed (or deemed accepted) by both Parties. Upon full execution (or deemed acceptance) of a Confirmation, such Confirmation shall control in the event of any conflict with the terms of a Recording, or in the event of any conflict with the terms of this Master Agreement.

                  ARTICLE THREE:   OBLIGATIONS AND DELIVERIES

     3.1  Seller's and Buyer's Obligations.  With respect to each Transaction,
          --------------------------------
Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Quantity of the Product at the Delivery Point, and Buyer shall pay Seller the Contract Price; provided, however, with respect to Options, the obligations set forth in the

                                                           Original Sheet No. 24

preceding sentence shall only arise if the Option Buyer exercises its Option in accordance with its terms. Seller shall be responsible for any costs or charges imposed on or associated with the Product or its delivery of the Product up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Product or its receipt at and from the Delivery Point.

     3.2  Transmission and Scheduling.  Seller shall arrange and be responsible
          ---------------------------
for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers, as specified by the Parties in the Transaction, or in the absence thereof, in accordance with the practice of the Transmission Providers, to deliver the Product to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Product at the Delivery Point.

     3.3  Force Majeure.  To the extent either Party is prevented by Force
          -------------
Majeure from carrying out, in whole or part, its obligations under the Transaction and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Product specify otherwise, the Claiming Party shall be excused from the performance of its obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

            ARTICLE FOUR:   REMEDIES FOR FAILURE TO DELIVER/RECEIVE

     4.1  Seller Failure.  If Seller fails to schedule and/or deliver all or
          --------------
part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by Buyer's failure to perform, then Seller shall pay Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

     4.2  Buyer Failure.  If Buyer fails to schedule and/or receive all or part
          -------------
of the Product pursuant to a Transaction and such failure is not excused under the terms of the Product or by Seller's failure to perform, then Buyer shall pay Seller, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

                  ARTICLE FIVE:   EVENTS OF DEFAULT; REMEDIES

                                                           Original Sheet No. 25

     5.1  Events of Default.  An "Event of Default" shall mean, with respect to
          -----------------
a Party (a "Defaulting Party"), the occurrence of any of the following:

               (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three (3) Business Days after written notice;

               (b) any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

               (c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default, and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four) if such failure is not remedied within three (3) Business Days after written notice;

               (d)  such Party becomes Bankrupt;

               (e) the failure of such Party to satisfy the creditworthiness/collateral requirements agreed to pursuant to Article Eight hereof;

               (f) such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

               (g) if the applicable cross default section in the Cover Sheet is indicated for such Party, the occurrence and continuation of (i) a default, event of default or other similar condition or event in respect of such Party or any other party specified in the Cover Sheet for such Party under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet), which results in such indebtedness becoming, or becoming capable at such time of being declared, immediately due and payable or (ii) a default by such Party or any other party specified in the Cover Sheet for such Party in making on the due date therefor one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet);

               (h)  with respect to such Party's Guarantor, if any:

                                                           Original Sheet No. 26

               (i) if any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

               (ii) the failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice;

               (iii)  a Guarantor becomes Bankrupt;

               (iv) the failure of a Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under each Transaction to which such guaranty shall relate without the written consent of the other Party; or

               (v) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

     5.2  Declaration of an Early Termination Date and Calculation of Settlement
          ----------------------------------------------------------------------
Amounts.  If an Event of Default with respect to a Defaulting Party shall have
-------
occurred and be continuing, the other Party (the "Non-Defaulting Party") shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate all, but not less than all, Transactions (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable).

     5.3  Net Out of Settlement Amounts.  The Non-Defaulting Party shall
          -----------------------------
aggregate all Settlement Amounts into a single amount by: netting out (a) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article Eight, plus any or all other amounts due to the Defaulting Party under this Agreement against (b) all Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party under this Agreement, so that all such amounts shall be netted out to a single liquidated amount (the "Termination Payment") payable by one Party to the other. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

     5.4  Notice of Payment of Termination Payment.  As soon as practicable
          ----------------------------------------
after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the

                                                           Original Sheet No. 27

amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within two (2) Business Days after such notice is effective.

     5.5  Disputes With Respect to Termination Payment.  If the Defaulting Party
          --------------------------------------------
disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that if the Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer Performance Assurance to the Non-Defaulting Party in an amount equal to the Termination Payment.

     5.6  Closeout Setoffs.
          ----------------

     Option A:  After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

     Option B:  After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party or any of its Affiliates to the Non-Defaulting Party or any of its Affiliates under any other agreements, instruments or undertakings between the Defaulting Party or any of its Affiliates and the Non-Defaulting Party or any of its Affiliates and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

     Option C:  Neither Option A nor B shall apply.

     5.7 Suspension of Performance. Notwithstanding any other provision of this Master Agreement, if (a) an Event of Default or (b) a Potential Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (i) to suspend performance under any or all Transactions; provided, however, in no event shall any such suspension continue for longer than ten (10) NERC Business Days with respect to any single Transaction unless an early Termination Date shall have been declared and

                                                           Original Sheet No. 28

notice thereof pursuant to Section 5.2 given, and (ii) to the extent an Event of Default shall have occurred and be continuing to exercise any remedy available at law or in equity.

                      ARTICLE SIX:   PAYMENT AND NETTING

     6.1  Billing Period.  Unless otherwise specifically agreed upon by the
          --------------
Parties in a Transaction, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments and, if "Accelerated Payment of Damages" is specified by the Parties in the Cover Sheet, payments pursuant to Section 4.1 or 4.2 and Option premium payments pursuant to
Section 6.7). As soon as practicable after the end of each month, each Party will render to the other Party an invoice for the payment obligations, if any, incurred hereunder during the preceding month.

     6.2  Timeliness of Payment.  Unless otherwise agreed by the Parties in a
          ---------------------
Transaction, all invoices under this Master Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of the twentieth (20th) day of each month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

     6.3  Disputes and Adjustments of Invoices.  A Party may, in good faith,
          ------------------------------------
dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 6.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance of a Transaction occurred, the right to payment for such performance is waived.

     6.4  Netting of Payments.  The Parties hereby agree that they shall
          -------------------
discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to all Transactions through netting, in which case all amounts owed by each Party to the other Party

                                                           Original Sheet No. 29

for the purchase and sale of Products during the monthly billing period under this Master Agreement, including any related damages calculated pursuant to Article Four (unless one of the Parties elects to accelerate payment of such amounts as permitted by Article Four), interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

     6.5  Payment Obligation Absent Netting.  If no mutual debts or payment
          ---------------------------------
obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, including, but not limited to, any related damage amounts calculated pursuant to Article Four, interest, and payments or credits, that Party shall pay such sum in full when due.

     6.6  Security.  Unless the Party benefiting from Performance Assurance or a
          --------
guaranty notifies the other Party in writing, and except in connection with a liquidation and termination in accordance with Article Five, all amounts netted pursuant to this Article Six shall not take into account or include any Performance Assurance or guaranty which may be in effect to secure a Party's performance under this Agreement.

     6.7  Payment for Options.  The premium amount for the purchase of an Option
          -------------------
shall be paid within two (2) Business Days of receipt of an invoice from the Option Seller. Upon exercise of an Option, payment for the Product underlying such Option shall be due in accordance with Section 6.1.

     6.8  Transaction Netting.  If the Parties enter into one or more
          -------------------
Transactions, which in conjunction with one or more other outstanding Transactions, constitute Offsetting Transactions, then all such Offsetting Transactions may by agreement of the Parties, be netted into a single Transaction under which:

               (a) the Party obligated to deliver the greater amount of Energy will deliver the difference between the total amount it is obligated to deliver and the total amount to be delivered to it under the Offsetting Transactions, and

               (b) the Party owing the greater aggregate payment will pay the net difference owed between the Parties.

Each single Transaction resulting under this Section shall be deemed part of the single, indivisible contractual arrangement between the parties, and once such resulting Transaction occurs, outstanding obligations under the Offsetting Transactions which are satisfied by such offset shall terminate.

                         ARTICLE SEVEN:   LIMITATIONS

     7.1  Limitation of Remedies, Liability and Damages.  EXCEPT AS SET FORTH
          ---------------------------------------------
HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE

                                                           Original Sheet No. 30

ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

              ARTICLE EIGHT:   CREDIT AND COLLATERAL REQUIREMENTS

     8.1  Party A Credit Protection.  The applicable credit and collateral
          -------------------------
requirements shall be as specified on the Cover Sheet. If no option in Section 8.1(a) is specified on the Cover Sheet, Section 8.l(a) Option C shall apply exclusively. If none of Sections 8.1(b), 8.1(c) or 8.1(d) are specified on the Cover Sheet, Section 8.1(b) shall apply exclusively.

               (a)  Financial Information.  Option A:  If requested by Party A,
                    ---------------------
Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party B's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of Party B's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as Party B diligently pursues the preparation, certification and delivery of the statements.

     Option B: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60

                                                           Original Sheet No. 31

days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

     Option C: Party A may request from Party B the information specified in the Cover Sheet.

     (b)  Credit Assurances.  If Party A has reasonable grounds to believe that
          -----------------
Party B's creditworthiness or performance under this Agreement has become unsatisfactory, Party A will provide Party B with written notice requesting Performance Assurance in an amount determined by Party A in a commercially reasonable manner. Upon receipt of such notice Party B shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party A. In the event that Party B fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

     (c)  Collateral Threshold.  If at any time and from time to time during the
          --------------------
term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party A plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold, then Party A, on any Business Day, may request that Party B provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold (rounding upwards for any fractional amount to the next Party B Rounding Amount) ("Party B Performance Assurance"), less any Party B Performance Assurance already posted with Party A. Such Party B Performance Assurance shall be delivered to Party A within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party B, at its sole cost, may request that such Party B Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party B's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party B Rounding Amount). In the event that Party B fails to provide Party B Performance Assurance pursuant to the terms of this Article Eight within three (3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

     For purposes of this Section 8.1(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party A as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party B to Party A, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

                                                           Original Sheet No. 32

          (d)  Downgrade Event.  If at any time there shall occur a Downgrade
               ---------------
Event in respect of Party B, then Party A may require Party B to provide Performance Assurance in an amount determined by Party A in a commercially reasonable manner. In the event Party B shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

          (e) If specified on the Cover Sheet, Party B shall deliver to Party A, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party A.

     8.2  Party B Credit Protection.  The applicable credit and collateral
          -------------------------
requirements shall be as specified on the Cover Sheet. If no option in Section 8.2(a) is specified on the Cover Sheet, Section 8.2(a) Option C shall apply exclusively. If none of Sections 8.2(b), 8.2(c) or 8.2(d) are specified on the Cover Sheet, Section 8.2(b) shall apply exclusively.

          (a)  Financial Information.  Option A:  If requested by Party B, Party
               ---------------------
A shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party A's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

     Option B: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

     Option C: Party B may request from Party A the information specified in the Cover Sheet.

          (b)  Credit Assurances.  If Party B has reasonable grounds to believe
               -----------------
that Party A's creditworthiness or performance under this Agreement has become unsatisfactory, Party B

                                                           Original Sheet No. 33

will provide Party A with written notice requesting Performance Assurance in an amount determined by Party B in a commercially reasonable manner. Upon receipt of such notice Party A shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party B. In the event that Party A fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

          (c)  Collateral Threshold.  If at any time and from time to time
               --------------------
during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party B plus Party A's Independent Amount, if any, exceeds the Party A Collateral Threshold, then Party B, on any Business Day, may request that Party A provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party A's Independent Amount, if any, exceeds the Party A Collateral Threshold (rounding upwards for any fractional amount to the next Party A Rounding Amount) ("Party A Performance Assurance"), less any Party A Performance Assurance already posted with Party B. Such Party A Performance Assurance shall be delivered to Party B within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party A, at its sole cost, may request that such Party A Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party A's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party A Rounding Amount). In the event that Party A fails to provide Party A Performance Assurance pursuant to the terms of this Article Eight within three
(3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

     For purposes of this Section 8.2(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party B as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party A to Party B, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

          (d)  Downgrade Event.  If at any time there shall occur a Downgrade
               ---------------
Event in respect of Party A, then Party B may require Party A to provide Performance Assurance in an amount determined by Party B in a commercially reasonable manner. In the event Party A shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

          (e) If specified on the Cover Sheet, Party A shall deliver to Party B, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party B.

                                                           Original Sheet No. 34

     8.3  Grant of Security Interest/Remedies.  To secure its obligations under
          -----------------------------------
this Agreement and to the extent either or both Parties deliver Performance Assurance hereunder, each Party (a "Pledgor") hereby grants to the other Party (the "Secured Party") a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such Secured Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the Secured Party's first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a Secured Party with respect to all Performance Assurance, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent; (iii) draw on any outstanding Letter of Credit issued for its benefit; and (iv) liquidate all Performance Assurance then held by or for the benefit of the Secured Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Secured Party shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce the Pledgor's obligations under the Agreement (the Pledgor remaining liable for any amounts owing to the Secured Party after such application), subject to the Secured Party's obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

                     ARTICLE NINE:   GOVERNMENTAL CHARGES

     9.1  Cooperation.  Each Party shall use reasonable efforts to implement the
          -----------
provisions of and to administer this Master Agreement in accordance with the intent of the parties to minimize all taxes , so long as neither Party is materially adversely affected by such efforts.

     9.2  Governmental Charges.  Seller shall pay or cause to be paid all taxes
          --------------------
imposed by any government authority("Governmental Charges") on or with respect to the Product or a Transaction arising prior to the Delivery Point. Buyer shall pay or cause to be paid all Governmental Charges on or with respect to the Product or a Transaction at and from the Delivery Point (other than ad valorem, franchise or income taxes which are related to the sale of the Product and are, therefore, the responsibility of the Seller). In the event Seller is required by law or regulation to remit or pay Governmental Charges which are Buyer's responsibility hereunder, Buyer shall promptly reimburse Seller for such Governmental Charges. If Buyer is required by law or regulation to remit or pay Governmental Charges which are Seller's responsibility hereunder, Buyer may deduct the amount of any such Governmental Charges from the sums due to Seller under Article 6 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the law.

                         ARTICLE TEN:   MISCELLANEOUS

                                                           Original Sheet No. 35

     10.1  Term of Master Agreement.  The term of this Master Agreement shall
           ------------------------
commence on the Effective Date and shall remain in effect until terminated by either Party upon (thirty) 30 days' prior written notice; provided, however, that such termination shall not affect or excuse the performance of either Party under any provision of this Master Agreement that by its terms survives any such termination and, provided further, that this Master Agreement and any other documents executed and delivered hereunder shall remain in effect with respect to the Transaction(s) entered into prior to the effective date of such termination until both Parties have fulfilled all of their obligations with respect to such Transaction(s), or such Transaction(s) that have been terminated under Section 5.2 of this Agreement.

     10.2  Representations and Warranties.  On the Effective Date and the date
           ------------------------------
of entering into each Transaction, each Party represents and warrants to the other Party that:

           (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

           (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

           (iii) the execution, delivery and performance of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

           (iv) this Master Agreement, each Transaction (including any Confirmation accepted in accordance with Section 2.3), and each other document executed and delivered in accordance with this Master Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses.

           (v) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt;

           (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

           (vii) no Event of Default or Potential Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this

                                                           Original Sheet No. 36

                    Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

          (viii) it is acting for its own account, has made its own independent decision to enter into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) and as to whether this Master Agreement and each such Transaction (including any Confirmation accepted in accordance with Section 2.3) is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

          (ix) it is a "forward contract merchant" within the meaning of the United States Bankruptcy Code;

          (x) it has entered into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) in connection with the conduct of its business and it has the capacity or ability to make or take delivery of all Products referred to in the Transaction to which it is a Party;

          (xi) with respect to each Transaction (including any Confirmation accepted in accordance with Section 2.3) involving the purchase or sale of a Product or an Option, it is a producer, processor, commercial user or merchant handling the Product, and it is entering into such Transaction for purposes related to its business as such; and

          (xii) the material economic terms of each Transaction are subject to individual negotiation by the Parties.

     10.3 Title and Risk of Loss.  Title to and risk of loss related to the
          ----------------------
Product shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver to Buyer the Quantity of the Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person arising prior to the Delivery Point.

     10.4 Indemnity.  Each Party shall indemnify, defend and hold harmless the
          ---------
other Party from and against any Claims arising from or out of any event, circumstance, act or incident first occurring or existing during the period when control and title to Product is vested in such Party as provided in Section
10.3. Each Party shall indemnify, defend and hold harmless the other Party against any Governmental Charges for which such Party is responsible under Article Nine.

     10.5 Assignment.  Neither Party shall assign this Agreement or its rights
          ----------
hereunder without the prior written consent of the other Party, which consent may be withheld in the

                                                           Original Sheet No. 37

exercise of its sole discretion; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of such Party which affiliate's creditworthiness is equal to or higher than that of such Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

     10.6  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE
           -------------
PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     10.7  Notices.  All notices, requests, statements or payments shall be made
           -------
as specified in the Cover Sheet. Notices (other than scheduling requests) shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service or facsimile. Notice by facsimile or hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day. Notice by overnight United States mail or courier shall be effective on the next Business Day after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

     10.8  General.  This Master Agreement (including the exhibits, schedules
           -------
and any written supplements hereto), the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmation accepted in accordance with Section 2.3) constitute the entire agreement between the Parties relating to the subject matter. Notwithstanding the foregoing, any collateral, credit support or margin agreement or similar arrangement between the Parties shall, upon designation by the Parties, be deemed part of this Agreement and shall be incorporated herein by reference. This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Except to the extent herein provided for, no amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties. Each Party agrees if it seeks to amend any applicable wholesale power sales tariff during the term of this Agreement, such amendment will not in any way affect outstanding Transactions under this Agreement without the prior written consent of the other Party. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this

                                                           Original Sheet No. 38

Agreement). Waiver by a Party of any default by the other Party shall not be construed as a waiver of any other default. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events referred to as "Regulatory Event") will not otherwise affect the remaining lawful obligations that arise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only. All indemnity and audit rights shall survive the termination of this Agreement for twelve (12) months. This Agreement shall be binding on each Party's successors and permitted assigns.

     10.9   Audit.  Each Party has the right, at its sole expense and during
            -----
normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Master Agreement. If requested, a Party shall provide to the other Party statements evidencing the Quantity delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of twelve (12) months from the rendition thereof, and thereafter any objection shall be deemed waived.

     10.10  Forward Contract.  The Parties acknowledge and agree that all
            ----------------
Transactions constitute "forward contracts" within the meaning of the United States Bankruptcy Code.

     10.11  Confidentiality.  If the Parties have elected on the Cover Sheet to
            ---------------
make this Section 10.11 applicable to this Master Agreement, neither Party shall disclose the terms or conditions of a Transaction under this Master Agreement to a third party (other than the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law, regulation, or any exchange, control area or independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

                                                           Original Sheet No. 39
                                   SCHEDULE M

(THIS SCHEDULE IS INCLUDED IF THE APPROPRIATE BOX ON THE COVER SHEET IS MARKED INDICATING A PARTY IS A GOVERNMENTAL ENTITY OR PUBLIC POWER SYSTEM)

     A.   The Parties agree to add the following definitions in Article One.

               "Act" means ______________________________./1/


               "Governmental Entity or Public Power System" means a municipality, county, governmental board, public power authority, public utility district, joint action agency, or other similar political subdivision or public entity of the United States, one or more States or territories or any combination thereof.

               "Special Fund" means a fund or account of the Governmental Entity or Public Power System set aside and or pledged to satisfy the Public Power System's obligations hereunder out of which amounts shall be paid to satisfy all of the Public Power System's obligations under this Master Agreement for the entire Delivery Period.

     B. The following sentence shall be added to the end of the definition of "Force Majeure" in Article One.

          If the Claiming Party is a Governmental Entity or Public Power System, Force Majeure does not include any action taken by the Governmental Entity or Public Power System in its governmental capacity.

     C. The Parties agree to add the following representations and warranties to Section 10.2:

               Further and with respect to a Party that is a Governmental Entity or Public Power System, such Governmental Entity or Public Power System represents and warrants to the other Party continuing throughout the term of this Master Agreement, with respect to this Master Agreement and each Transaction, as follows: (i) all acts necessary to the valid execution, delivery and performance of this Master Agreement, including without limitation, competitive bidding, public notice, election, referendum, prior appropriation or other required procedures has or will be taken and performed as required under the Act and the Public Power System's ordinances, bylaws or other regulations, (ii) all persons making up the governing body of Governmental Entity or Public Power System are the

___________________

/1/ Cite the state enabling and other relevant statutes applicable to Governmental Entity or Public Power System.

                                                           Original Sheet No. 40

          duly elected or appointed incumbents in their positions and hold such positions in good standing in accordance with the Act and other applicable law, (iii) entry into and performance of this Master Agreement by Governmental Entity or Public Power System are for a proper public purpose within the meaning of the Act and all other relevant constitutional, organic or other governing documents and applicable law, (iv) the term of this Master Agreement does not extend beyond any applicable limitation imposed by the Act or other relevant constitutional, organic or other governing documents and applicable law, (v) the Public Power System's obligations to make payments hereunder are unsubordinated obligations and such payments are (a) operating and maintenance costs (or similar designation) which enjoy first priority of payment at all times under any and all bond ordinances or indentures to which it is a party, the Act and all other relevant constitutional, organic or other governing documents and applicable law or (b) otherwise not subject to any prior claim under any and all bond ordinances or indentures to which it is a party, the Act and all other relevant constitutional, organic or other governing documents and applicable law and are available without limitation or deduction to satisfy all Governmental Entity or Public Power System' obligations hereunder and under each Transaction or (c) are to be made solely from a Special Fund, (vi) entry into and performance of this Master Agreement and each Transaction by the Governmental Entity or Public Power System will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any obligation of Governmental Entity or Public Power System otherwise entitled to such exclusion, and (vii) obligations to make payments hereunder do not constitute any kind of indebtedness of Governmental Entity or Public Power System or create any kind of lien on, or security interest in, any property or revenues of Governmental Entity or Public Power System which, in either case, is proscribed by any provision of the Act or any other relevant constitutional, organic or other governing documents and applicable law, any order or judgment of any court or other agency of government applicable to it or its assets, or any contractual restriction binding on or affecting it or any of its assets.

     D.   The Parties agree to add the following sections to Article Three:

               Section 3.4  Public Power System's Deliveries.  On the Effective
                            --------------------------------
          Date and as a condition to the obligations of the other Party under this Agreement, Governmental Entity or Public Power System shall provide the other Party hereto (i) certified copies of all ordinances, resolutions, public notices and other documents evidencing the necessary authorizations with respect to the execution, delivery and performance by Governmental Entity or Public Power System of this Master Agreement and (ii) an opinion of counsel for Governmental Entity or Public Power

                                                           Original Sheet No. 41

          System, in form and substance reasonably satisfactory to the Other Party, regarding the validity, binding effect and enforceability of this Master Agreement against Governmental Entity or Public Power System in respect of the Act and all other relevant constitutional organic or other governing documents and applicable law.

               Section 3.5   No Immunity Claim.  Governmental Entity or Public
                             -----------------
          Power System warrants and covenants that with respect to its contractual obligations hereunder and performance thereof, it will not claim immunity on the grounds of sovereignty or similar grounds with respect to itself or its revenues or assets from (a) suit, (b) jurisdiction of court (including a court located outside the jurisdiction of its organization), (c) relief by way of injunction, order for specific performance or recovery of property, (d) attachment of assets, or (e) execution or enforcement of any judgment.

     E. If the appropriate box is checked on the Cover Sheet, as an alternative to selecting one of the options under Section 8.3, the Parties agree to add the following section to Article Three:

               Section 3.6  Governmental Entity or Public Power System Security.
                            ---------------------------------------------------
          With respect to each Transaction, Governmental Entity or Public Power System shall either (i) have created and set aside a Special Fund or
          (ii) upon execution of this Master Agreement and prior to the commencement of each subsequent fiscal year of Governmental Entity or Public Power System during any Delivery Period, have obtained all necessary budgetary approvals and certifications for payment of all of its obligations under this Master Agreement for such fiscal year; any breach of this provision shall be deemed to have arisen during a fiscal period of Governmental Entity or Public Power System for which budgetary approval or certification of its obligations under this Master Agreement is in effect and, notwithstanding anything to the contrary in Article Four, an Early Termination Date shall automatically and without further notice occur hereunder as of such date wherein Governmental Entity or Public Power System shall be treated as the Defaulting Party. Governmental Entity or Public Power System shall have allocated to the Special Fund or its general funds a revenue base that is adequate to cover Public Power System's payment obligations hereunder throughout the entire Delivery Period.

     F. If the appropriate box is checked on the Cover Sheet, the Parties agree to add the following section to Article Eight:

               Section 8.4  Governmental Security.  As security for payment and
                            ---------------------
          performance of Public Power System's obligations hereunder, Public Power System hereby pledges, sets over, assigns and grants to the other

                                                           Original Sheet No. 42

          Party a security interest in all of Public Power System's right, title and interest in and to [specify collateral].

     G.   The Parties agree to add the following sentence at the end of Section
10.6 - Governing Law:

          NOTWITHSTANDING THE FOREGOING, IN RESPECT OF THE APPLICABILITY OF THE ACT AS HEREIN PROVIDED, THE LAWS OF THE STATE OF _____________/2/ SHALL APPLY.

________________

/2/ Insert relevant state for Governmental Entity or Public Power System.

                                                           Original Sheet No. 43

                 SCHEDULE P:  PRODUCTS AND RELATED DEFINITIONS

     "Ancillary Services" means any of the services identified by a Transmission Provider in its transmission tariff as "ancillary services" including, but not limited to, regulation and frequency response, energy imbalance, operating reserve-spinning and operating reserve-supplemental, as may be specified in the Transaction.

     "Capacity" has the meaning specified in the Transaction.

     "Energy" means three-phase, 60-cycle alternating current electric energy, expressed in megawatt hours.

     "Firm (LD)" means, with respect to a Transaction, that either Party shall be relieved of its obligations to sell and deliver or purchase and receive without liability only to the extent that, and for the period during which, such performance is prevented by Force Majeure. In the absence of Force Majeure, the Party to which performance is owed shall be entitled to receive from the Party which failed to deliver/receive an amount determined pursuant to Article Four.

     "Firm Transmission Contingent - Contract Path" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission for such Transaction is interrupted or curtailed and (i) such Party has provided for firm transmission with the transmission provider(s) for the Product in the case of the Seller from the generation source to the Delivery Point or in the case of the Buyer from the Delivery Point to the ultimate sink, and (ii) such interruption or curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the applicable transmission provider's tariff. This contingency shall excuse performance for the duration of the interruption or curtailment notwithstanding the provisions of the definition of "Force Majeure" in Section 1.23 to the contrary.

     "Firm Transmission Contingent - Delivery Point" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission to the Delivery Point (in the case of Seller) or from the Delivery Point (in the case of Buyer) for such Transaction is interrupted or curtailed and (i) such Party has provided for firm transmission with the transmission provider(s) for the Product, in the case of the Seller, to be delivered to the Delivery Point or, in the case of Buyer, to be received at the Delivery Point and (ii) such interruption or curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the applicable transmission provider's tariff. This transmission contingency excuses performance for the duration of the interruption or curtailment, notwithstanding the provisions of the definition of "Force Majeure" in Section 1.23 to the contrary. Interruptions or curtailments of transmission other than the transmission either immediately to or from the Delivery Point shall not excuse performance

     "Firm (No Force Majeure)" means, with respect to a Transaction, that if either Party fails to perform its obligation to sell and deliver or purchase and receive the Product, the Party to

                                                           Original Sheet No. 44

which performance is owed shall be entitled to receive from the Party which failed to perform an amount determined pursuant to Article Four. Force Majeure shall not excuse performance of a Firm (No Force Majeure) Transaction.

     "Into ______________ (the "Receiving Transmission Provider"), Seller's Daily Choice" means that, in accordance with the provisions set forth below, (1) the Product shall be scheduled and delivered to an interconnection or interface ("Interface") either (a) on the Receiving Transmission Provider's transmission system border or (b) within the control area of the Receiving Transmission Provider if the Product is from a source of generation in that control area, which Interface, in either case, the Receiving Transmission Provider identifies as available for delivery of the Product in or into its control area; and (2) Seller has the right on a daily prescheduled basis to designate the Interface where the Product shall be delivered. An "Into" Product shall be subject to the following provisions:

     1.  Prescheduling and Notification.  Subject to the provisions of Section
         ------------------------------
6, not later than the prescheduling deadline of 11:00 a.m. CPT on the Business Day before the next delivery day or as otherwise agreed to by Buyer and Seller, Seller shall notify Buyer ("Seller's Notification") of Seller's immediate upstream counterparty and the Interface (the "Designated Interface") where Seller shall deliver the Product for the next delivery day, and Buyer shall notify Seller of Buyer's immediate downstream counterparty.

     2.  Availability of "Firm Transmission" to Buyer at Designated Interface;
         ---------------------------------------------------------------------
"Timely Request for Transmission," "ADI" and "Available Transmission."  In
--------------------------------------------------------------------
determining availability to Buyer of next-day firm transmission ("Firm Transmission") from the Designated Interface, a "Timely Request for Transmission" shall mean a properly completed request for Firm Transmission made by Buyer in accordance with the controlling tariff procedures, which request shall be submitted to the Receiving Transmission Provider no later than 30 minutes after delivery of Seller's Notification, provided, however, if the Receiving Transmission Provider is not accepting requests for Firm Transmission at the time of Seller's Notification, then such request by Buyer shall be made within 30 minutes of the time when the Receiving Transmission Provider first opens thereafter for purposes of accepting requests for Firm Transmission.

     Pursuant to the terms hereof, delivery of the Product may under certain circumstances be redesignated to occur at an Interface other than the Designated Interface (any such alternate designated interface, an "ADI") either (a) on the Receiving Transmission Provider's transmission system border or (b) within the control area of the Receiving Transmission Provider if the Product is from a source of generation in that control area, which ADI, in either case, the Receiving Transmission Provider identifies as available for delivery of the Product in or into its control area using either firm or non-firm transmission, as available on a day-ahead or hourly basis (individually or collectively referred to as "Available Transmission") within the Receiving Transmission Provider's transmission system.

     3.  Rights of Buyer and Seller Depending Upon Availability of/Timely
         ----------------------------------------------------------------
Request for Firm Transmission.
-----------------------------

                                                           Original Sheet No. 45

          A.  Timely Request for Firm Transmission made by Buyer, Accepted by
              ---------------------------------------------------------------
     the Receiving Transmission Provider and Purchased by Buyer.  If a Timely
     ----------------------------------------------------------
     Request for Firm Transmission is made by Buyer and is accepted by the Receiving Transmission Provider and Buyer purchases such Firm Transmission, then Seller shall deliver and Buyer shall receive the Product at the Designated Interface.

               i. If the Firm Transmission purchased by Buyer within the Receiving Transmission Provider's transmission system from the Designated Interface ceases to be available to Buyer for any reason, or if Seller is unable to deliver the Product at the Designated Interface for any reason except Buyer's non-performance, then at Seller's choice from among the following, Seller shall: (a) to the extent Firm Transmission is available to Buyer from an ADI on a day-ahead basis, require Buyer to purchase such Firm Transmission from such ADI, and schedule and deliver the affected portion of the Product to such ADI on the basis of Buyer's purchase of Firm Transmission, or
          (b) require Buyer to purchase non-firm transmission, and schedule and deliver the affected portion of the Product on the basis of Buyer's purchase of non-firm transmission from the Designated Interface or an ADI designated by Seller, or (c) to the extent firm transmission is available on an hourly basis, require Buyer to purchase firm transmission, and schedule and deliver the affected portion of the Product on the basis of Buyer's purchase of such hourly firm transmission from the Designated Interface or an ADI designated by Seller.

               ii. If the Available Transmission utilized by Buyer as required by Seller pursuant to Section 3A(i) ceases to be available to Buyer for any reason, then Seller shall again have those alternatives stated in Section 3A(i) in order to satisfy its obligations.

               iii. Seller's obligation to schedule and deliver the Product at an ADI is subject to Buyer's obligation referenced in Section 4B to cooperate reasonably therewith. If Buyer and Seller cannot complete the scheduling and/or delivery at an ADI, then Buyer shall be deemed to have satisfied its receipt obligations to Seller and Seller shall be deemed to have failed its delivery obligations to Buyer, and Seller shall be liable to Buyer for amounts determined pursuant to Article Four.

               iv. In each instance in which Buyer and Seller must make alternative scheduling arrangements for delivery at the Designated Interface or an ADI pursuant to Sections 3A(i) or (ii), and Firm Transmission had been purchased by both Seller and Buyer into and within the Receiving Transmission Provider's transmission system as to the scheduled delivery which could not be completed as a result of the interruption or curtailment of such Firm Transmission, Buyer and Seller shall bear their respective transmission expenses and/or associated congestion charges incurred in connection with efforts to complete delivery by such alternative scheduling and delivery arrangements. In any instance except as set forth in the immediately preceding sentence, Buyer and Seller must make

                                                           Original Sheet No. 46

          alternative scheduling arrangements for delivery at the Designated Interface or an ADI under Sections 3A(i) or (ii), Seller shall be responsible for any additional transmission purchases and/or associated congestion charges incurred by Buyer in connection with such alternative scheduling arrangements.

          B.  Timely Request for Firm Transmission Made by Buyer but Rejected by
              ------------------------------------------------------------------
     the Receiving Transmission Provider.  If Buyer's Timely Request for Firm
     -----------------------------------
     Transmission is rejected by the Receiving Transmission Provider because of unavailability of Firm Transmission from the Designated Interface, then Buyer shall notify Seller within 15 minutes after receipt of the Receiving Transmission Provider's notice of rejection ("Buyer's Rejection Notice"). If Buyer timely notifies Seller of such unavailability of Firm Transmission from the Designated Interface, then Seller shall be obligated either (1) to the extent Firm Transmission is available to Buyer from an ADI on a day-ahead basis, to require Buyer to purchase (at Buyer's own expense) such Firm Transmission from such ADI and schedule and deliver the Product to such ADI on the basis of Buyer's purchase of Firm Transmission, and thereafter the provisions in Section 3A shall apply, or (2) to require Buyer to purchase (at Buyer's own expense) non-firm transmission, and schedule and deliver the Product on the basis of Buyer's purchase of non-firm transmission from the Designated Interface or an ADI designated by the Seller, in which case Seller shall bear the risk of interruption or curtailment of the non-firm transmission; provided, however, that if the non-firm transmission is interrupted or curtailed or if Seller is unable to deliver the Product for any reason, Seller shall have the right to schedule and deliver the Product to another ADI in order to satisfy its delivery obligations, in which case Seller shall be responsible for any additional transmission purchases and/or associated congestion charges incurred by Buyer in connection with Seller's inability to deliver the Product as originally prescheduled. If Buyer fails to timely notify Seller of the unavailability of Firm Transmission, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface, and the provisions of Section 3D shall apply.

          C.  Timely Request for Firm Transmission Made by Buyer, Accepted by
              ---------------------------------------------------------------
     the Receiving Transmission Provider and not Purchased by Buyer.  If Buyer's
     --------------------------------------------------------------
     Timely Request for Firm Transmission is accepted by the Receiving Transmission Provider but Buyer elects to purchase non-firm transmission rather than Firm Transmission to take delivery of the Product, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated Interface, then Seller shall be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for amounts determined pursuant to Article Four.

          D.  No Timely Request for Firm Transmission Made by Buyer, or Buyer
              ---------------------------------------------------------------
     Fails to Timely Send Buyer's Rejection Notice.  If Buyer fails to make a
     ---------------------------------------------
     Timely Request for Firm Transmission or Buyer fails to timely deliver Buyer's Rejection Notice, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated

                                                           Original Sheet No. 47

     Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated Interface, then Seller shall be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for amounts determined pursuant to Article Four.

     4.   Transmission.
          ------------

          A.   Seller's Responsibilities.  Seller shall be responsible for
               -------------------------
     transmission required to deliver the Product to the Designated Interface or ADI, as the case may be. It is expressly agreed that Seller is not required to utilize Firm Transmission for its delivery obligations hereunder, and Seller shall bear the risk of utilizing non-firm transmission. If Seller's scheduled delivery to Buyer is interrupted as a result of Buyer's attempted transmission of the Product beyond the Receiving Transmission Provider's system border, then Seller will be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for damages pursuant to Article Four.

          B.   Buyer's Responsibilities.  Buyer shall be responsible for
               ------------------------
     transmission required to receive and transmit the Product at and from the Designated Interface or ADI, as the case may be, and except as specifically provided in Section 3A and 3B, shall be responsible for any costs associated with transmission therefrom. If Seller is attempting to complete the designation of an ADI as a result of Seller's rights and obligations hereunder, Buyer shall co-operate reasonably with Seller in order to effect such alternate designation.

     5.   Force Majeure.  An "Into" Product shall be subject to the "Force
          -------------
Majeure" provisions in Section 1.23.

     6.   Multiple Parties in Delivery Chain Involving a Designated Interface.
          -------------------------------------------------------------------
Seller and Buyer recognize that there may be multiple parties involved in the delivery and receipt of the Product at the Designated Interface or ADI to the extent that (1) Seller may be purchasing the Product from a succession of other sellers ("Other Sellers"), the first of which Other Sellers shall be causing the Product to be generated from a source ("Source Seller") and/or (2) Buyer may be selling the Product to a succession of other buyers ("Other Buyers"), the last of which Other Buyers shall be using the Product to serve its energy needs ("Sink Buyer"). Seller and Buyer further recognize that in certain Transactions neither Seller nor Buyer may originate the decision as to either (a) the original identification of the Designated Interface or ADI (which designation may be made by the Source Seller) or (b) the Timely Request for Firm Transmission or the purchase of other Available Transmission (which request may be made by the Sink Buyer). Accordingly, Seller and Buyer agree as follows:

          A. If Seller is not the Source Seller, then Seller shall notify Buyer of the Designated Interface promptly after Seller is notified thereof by the Other Seller with whom Seller has a contractual relationship, but in no event may such designation of the

                                                           Original Sheet No. 48

     Designated Interface be later than the prescheduling deadline pertaining to the Transaction between Buyer and Seller pursuant to Section 1.

          B. If Buyer is not the Sink Buyer, then Buyer shall notify the Other Buyer with whom Buyer has a contractual relationship of the Designated Interface promptly after Seller notifies Buyer thereof, with the intent being that the party bearing actual responsibility to secure transmission shall have up to 30 minutes after receipt of the Designated Interface to submit its Timely Request for Firm Transmission.

          C. Seller and Buyer each agree that any other communications or actions required to be given or made in connection with this "Into Product" (including without limitation, information relating to an ADI) shall be made or taken promptly after receipt of the relevant information from the Other Sellers and Other Buyers, as the case may be.

          D. Seller and Buyer each agree that in certain Transactions time is of the essence and it may be desirable to provide necessary information to Other Sellers and Other Buyers in order to complete the scheduling and delivery of the Product. Accordingly, Seller and Buyer agree that each has the right, but not the obligation, to provide information at its own risk to Other Sellers and Other Buyers, as the case may be, in order to effect the prescheduling, scheduling and delivery of the Product

     "Native Load" means the demand imposed on an electric utility or an entity by the requirements of retail customers located within a franchised service territory that the electric utility or entity has statutory obligation to serve.

     "Non-Firm" means, with respect to a Transaction, that delivery or receipt of the Product may be interrupted for any reason or for no reason, without liability on the part of either Party.

     "System Firm" means that the Product will be supplied from the owned or controlled generation or pre-existing purchased power assets of the system specified in the Transaction (the "System") with non-firm transmission to and from the Delivery Point, unless a different Transmission Contingency is specified in a Transaction. Seller's failure to deliver shall be excused: (i) by an event or circumstance which prevents Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Seller; (ii) by Buyer's failure to perform;
(iii) to the extent necessary to preserve the integrity of, or prevent or limit any instability on, the System; (iv) to the extent the System or the control area or reliability council within which the System operates declares an emergency condition, as determined in the system's, or the control area's, or reliability council's reasonable judgment; or (v) by the interruption or curtailment of transmission to the Delivery Point or by the occurrence of any Transmission Contingency specified in a Transaction as excusing Seller's performance. Buyer's failure to receive shall be excused (i) by Force Majeure;
(ii) by Seller's failure to perform, or (iii) by the interruption or curtailment of transmission from the Delivery Point or by the occurrence of any Transmission Contingency specified in a Transaction as excusing Buyer's performance. In any of such events, neither party shall be liable to the other for any damages, including any amounts determined pursuant to Article Four.

                                                           Original Sheet No. 49

     "Transmission Contingent" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission for such Transaction is unavailable or interrupted or curtailed for any reason, at any time, anywhere from the Seller's proposed generating source to the Buyer's proposed ultimate sink, regardless of whether transmission, if any, that such Party is attempting to secure and/or has purchased for the Product is firm or non-firm. If the transmission (whether firm or non-firm) that Seller or Buyer is attempting to secure is from source to sink is unavailable, this contingency excuses performance for the entire Transaction. If the transmission (whether firm or non-firm) that Seller or Buyer has secured from source to sink is interrupted or curtailed for any reason, this contingency excuses performance for the duration of the interruption or curtailment notwithstanding the provisions of the definition of "Force Majeure" in Article 1.23 to the contrary.

     "Unit Firm" means, with respect to a Transaction, that the Product subject to the Transaction is intended to be supplied from a generation asset or assets specified in the Transaction. Seller's failure to deliver under a "Unit Firm" Transaction shall be excused: (i) if the specified generation asset(s) are unavailable as a result of a Forced Outage (as defined in the NERC Generating Unit Availability Data System (GADS) Forced Outage reporting guidelines) or (ii) by an event or circumstance that affects the specified generation asset(s) so as to prevent Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, and which is not within the reasonable control of, or the result of the negligence of, the Seller or (iii) by Buyer's failure to perform. In any of such events, Seller shall not be liable to Buyer for any damages, including any amounts determined pursuant to Article Four.

                                                           Original Sheet No. 50

                                                                       EXHIBIT A

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                              CONFIRMATION LETTER

     This confirmation letter shall confirm the Transaction agreed to on November 30, 2001 between Electric Generation LLC ("Party A") and Pacific Gas and Electric Company ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller:  Electric Generation LLC

Buyer:   Pacific Gas and Electric Company

Product:

[_]  Into _________________, Seller's Daily Choice

[_]  Firm (LD)

[_]  Firm (No Force Majeure)

[_]  System Firm

     (Specify System: ______________________________________________)

[X]  Unit Firm

     (Specify Unit(s)): Capacity and associated Energy, Ancillary Services and any other electrical product that Party B may utilize or sell ("Other Products") (Energy and Ancillary Services hereafter referred to collectively as "Associated Products" and Capacity, Associated Products and Other Products hereafter referred to collectively as "Products") from each of the Units specified in Schedule 1 of this Confirmation. All of the foregoing Units collectively are referred to as the "Portfolio." Each Unit is hereafter referred to as a Unit or Units, a Hydro Unit or Hydro Units or a Diablo Canyon Unit or Diablo Canyon Units, as applicable. The Hydro Units comprise: (1) each of the generating units in the nineteen facilities owned by irrigation districts shown on Schedule 1, which are hereafter referred to as the "I.D. Hydro Units"; (2) each of the generating units in the Hydro Facilities owned directly or indirectly by Gen shown on Schedule 1, which are hereafter referred to as the "Owned Hydro Units"; and (3) the generating unit in the Grizzly Hydro Facility, which is hereafter referred as the "Grizzly Hydro Unit". A "Hydro Facility" is comprised of the powerhouse (including all electrical/mechanical equipment included therein), its directly associated water conveyance system, and its generation tie equipment up to the Interconnection Point. The "Diablo Canyon Facility" means the Diablo Canyon Nuclear Power Plant (including all electrical/mechanical equipment included therein) as described in License Nos. DPR-80 and DPR-82, issued by the Nuclear Regulatory Commission and its generation tie equipment up to the Interconnection Point. Clauses (i) and (ii) of the definition of "Unit Firm" in Schedule P do not apply for this Transaction. Either Party shall be relieved of its obligations to sell and deliver or purchase and receive the Product without liability only to the extent that,

                                                           Original Sheet No. 51

     and for the period during which, such performance is prevented by Force Majeure and in such case, only to the extent provided for in this Transaction.

[_]  Other:  (___________________________________________________)

[_]  Transmission Contingency (If not marked, no transmission contingency)

     [_]  FT-Contract Path Contingency      [_]    Seller    [_]    Buyer
     [_]  FT-Delivery Point Contingency     [_]    Seller    [_]    Buyer
     [_]  Transmission Contingent           [_]    Seller    [-]    Buyer
     [X]  Other transmission contingency

          Specify: In accordance with the terms and conditions of this Transaction.

Contract Quantity: The contract quantity respecting the Capacity of each Unit is as set forth in Section 1 of the Confirmation Addendum. Party B is required to accept all Associated Products from the Diablo Canyon Units ("Diablo Canyon Must-Take Quantity") and from the Hydro Units to the extent that hydrological conditions require that such Units operate ("Hydro Units Must-Take Quantity"), subject to Section 4 of the Confirmation Addendum. Except to the extent of accepting the Diablo Canyon Must-Take Quantity and the Hydro Units Must-Take Quantity, Party B shall have the right to dispatch the Units in accordance with the terms and conditions of this Transaction

Delivery Point: The Delivery Point is at the point of interconnection with the transmission or distribution system, as appropriate, for each of the Units as set forth more particularly in the Interconnection Agreements between Party A and ETrans LLC dated as of the Effective Date and between Party A and Party B dated as of the Effective Date. The Delivery of Products from the Tule River Hydro Facility shall be at the fence line of the Tule switchyard.

Contract Price:

     (1) Capacity Charge: Peak Season: July and August - $20.50/kW-Month; Shoulder Season: June, September, and October - $15.25/kw-Month; Off-Peak Season: November through May - $12.00/kw-Month, multiplied in each case by the Contract Capacity and as adjusted pursuant to Section
          1.3 and 2 of the Confirmation Addendum and the following paragraph (3) of this section on Contract Price;

     (2) Energy Charge: For all Units other than Helms Pumped Storage Project No. 2735 ("Helms"), $8/MWh as adjusted by the following paragraph (3) of this section on Contract Price; For Helms, $0.4/MWh as adjusted by the following paragraph (3) of this Section on Contract Price.

     (3) Starting on the first day of the Second Contract Year, the Capacity Charge and the Energy Charge shall be escalated based on the percentage change in the then most recently published final Consumer Price Index, All Urban Consumers, All Cities as published by the U.S. Department of Labor, Bureau of Labor Statistics ("CPI-U"), using as a base for determining such escalation the most recently published final CPI-U as of the Effective Date. Thereafter the base for determining escalation shall be the most

                                                           Original Sheet No. 52

          recently published final CPI-U as of the first day of the Contract Year immediately preceding the Contract Year for which the escalation is computed.

     (4) Notwithstanding Section 9.2 of the Master Agreement, the Capacity Charge shall be increased or decreased to account for the effect of any imposition of a new tax or other assessment or increase in an existing tax or other assessment (but not local real property taxes or other similar taxes) or a tax credit or other reduction in an existing tax or other assessment (but not local real property taxes or other similar taxes) enacted after the date on which this Master Agreement and Confirmation Letter are filed with FERC that is not of general applicability and is instead directed at the generation, sale, purchase, ownership, operation and/or transmission of Capacity, Energy or Ancillary Services, and/or other energy goods and services or ownership or operation of assets related to same.

     (5) If Party A deviates from a dispatch instruction of Party B that conforms to the requirements of this Transaction and, as a result, Party B incurs a net loss as a result of an ISO charge, penalty or other similar assessment, Party A shall be responsible for all such charges, penalties or other similar assessments if such deviation from a dispatch instruction was the result of Party A's failure to apply Good Industry Practice. To compute such net loss, Party B shall for each event determine the total amount of gains and losses associated with Party A's deviation from any dispatch instruction of Party B that conforms to the requirements of this Transaction. Such gains include but are not limited to revenues Party B may receive from the ISO as a result of over-generation. If, on an annual basis, the losses for such events exceed the gains, Party B shall submit to Party A an invoice setting forth the amount of any ISO charge, penalty or other similar assessment for which Party A is responsible. Notwithstanding the foregoing: (1) Party B shall take all commercially reasonable steps to mitigate such charges, penalties or other similar assessments following notification by Seller of such deviation or upon Party B's otherwise becoming aware of such deviation and (2) Party A may not without Party B's consent deviate from a prior dispatch instruction of Party B that conforms to the requirements of this Transaction in order to maximize gains to Party B and to thereby reduce its potential liability to Party B under this Section.

     (6) To the extent required in any currently effective Reliability Must Run ("RMR") Contracts, on or before the Effective Date, Party A will assign any such RMR contracts to Party B in accordance with their applicable terms and Party B agrees to accept such assignment and to be bound to such RMR contracts. To the extent Party B receives any revenues from any assigned RMR Contract, it shall retain all such revenue, except for Incremental Administrative Costs, Monthly Surcharge Payments, the ISO Repair Share, and Motoring Charges for Ancillary Services Dispatch, as each is defined in the applicable RMR Contracts, all of which shall be remitted to Party A. If, following the Effective Date, Party A enters into any new RMR contracts affecting Units then subject to this Transaction, Party A will assign such RMR contracts to Party B in accordance with their applicable terms and Party B will agree to accept such assignment and to be bound to such RMR contracts. Revenues from such additional RMR contracts shall be treated in accordance with the second sentence of this Paragraph 6. If Party B requests Party A to provide motoring services, the charge to Party B shall be the charge for

                                                           Original Sheet No. 53

          Motoring Charges for Ancillary Services Dispatch set forth in the RMR Contract applicable to the Unit from which Party A requests such services or, if there is no RMR Contract applicable to such Unit, from a comparable Unit owned by Party A or any of its subsidiaries as to which there is an RMR Contract applicable.

Delivery Period:  Twelve (12) Contract Years from the Effective Date.

Special Conditions:

       1. The Effective Date of this Transaction shall be the same as the Effective Date of the Proposed Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company, Chapter 11 Case No. 01-30923-DM.

       2.   Sections 8.1(b), 8.1(c), 8.1(d), Section 8.2(b), 8.2(c) and 8.2(d)
            and Section 8.3 of the Master Power Purchase and Sale Agreement dated as of November 30, 2001 (the "Master Agreement") do not apply to this Transaction.

       3. Energy shall be measured in MWh at the California Independent System Operator or its successor ("ISO") revenue meter, which amount shall then be multiplied by the applicable generation meter multiplier (or any successor method to account for losses established by the ISO) for each Unit to determine the amount of Energy delivered at the Delivery Point.

       4. Contract Month shall mean a calendar month except with respect to the first Contract Month, which shall be the period from the Effective Date until the end of the first full calendar month following the calendar month in which the Effective Date occurs. Contract Year shall mean twelve calendar months, the first of which shall be the first Contract Month.

       5. Party A's performance shall be subject to the requirements imposed on it by applicable FERC-approved tariffs, including but not limited to RMR Contracts, issued from time to time by the ISO or its successor. Party A's performance shall also be subject to the requirements imposed on it by the Irrigation District Contract for the Units on Confirmation Addendum Schedule 1 and the water delivery obligations existing on the Effective Date.

       6. Party A agrees (1) to use Good Industry Practice so that there is not a material change in the operating characteristics of the Units over the period of time in which the Units are subject to this Transaction and (2) to use all commercially reasonable efforts to obtain and maintain all regulatory approvals needed to operate and maintain the Units.

       7. In accordance with Section 4.1 of the Master Agreement, the Parties agree that if Party A fails to satisfy its obligations to deliver the Product pursuant to this Transaction, there shall be adjustments in the Capacity Charge as set forth in Section 2.2 of the Confirmation Addendum; Party A may make certain payments to Party B pursuant to Section 2.1 and Section 5 of the Confirmation Addendum; and that Party A shall not be required to pay Party B any amounts specified in clause (x) of Section 4.1 of the Master Agreement.

                                                           Original Sheet No. 54

       8. The failure of Party A to maintain Availability equal to or greater than sixty percent (60%) for twelve consecutive full Contract Months (the "Short Fall Period") constitutes an additional Event of Default under Section 5.1 of the Master Agreement. However, if, before the end of a Short-Fall Period, Party A elects, by sending notice to Party B in accordance with Section 10.7 of the Master Agreement, to pay Party B the Capacity Payment Amount (as defined in the next sentence), then no such Event of Default shall have occurred. The Capacity Payment Amount is (x) the difference between the Capacity Charge determined in accordance with this Transaction at an Availability level equal to sixty (60%) for the Short Fall Period minus the actual Capacity Charge paid by Party B for such Short Fall Period less (y) any downward adjustment in Party B's actual Capacity Charge computed pursuant to Section 2.2 of the Confirmation Addendum as a result of Availability falling below sixty percent (60%) for the Short-Fall Period. If Party A fails to elect before the end of the Short-Fall Period to pay the Capacity Payment Amount, it shall have three (3) Business Days after written notice from Party B to pay the Capacity Payment Amount in order to cure the Event of Default arising under this Special Condition 8.

       9. Subject to Special Condition 18, Party B shall be responsible for all Scheduling Coordinator duties under the currently applicable ISO tariffs and any successor tariffs for the Units that are subject to this Transaction. Subject to Paragraph 5 under Price, above, Party B shall be responsible for and pay all Scheduling Coordinator costs and charges associated with this Transaction.

       10. Party A shall have the right in its sole and absolute discretion but on ninety (90) days' written notice to Party B to remove from this Transaction any Units (up to 150 MW of Contract Capacity in total over the Term) that are not listed in Schedule 1 as being certified to provide Ancillary Services; provided, however, that it shall thereafter no longer operate the Unit for electrical service. If Party A sells any Unit removed from this Transaction pursuant to this Special Condition 10 to a third party for a price greater than its historic cost plus capital investments less depreciation at the time of the sale, such sale shall be subject to Party B's consent which shall not be unreasonably withheld. Notwithstanding the foregoing, if Party A wants to remove, pursuant to this Special Condition 10, any Units that are listed in Schedule 1 as being certified to provide Ancillary Services, it may do so provided that Party B agrees to their removal upon terms and conditions acceptable to Party B. In no event may the total amount of Contract Capacity removed pursuant to this Special Condition 10 exceed 150 MW. Except for payments in connection with such Hydro Units that were due and owing prior to the removal date, neither Party shall have any further obligations to the other respecting such Hydro Unit(s) on or after the date of removal pursuant to this paragraph.

       11. Subject to Clause 2 of Special Condition 6, if, at anytime, Party A or any of its subsidiaries (or any entity with which any of the foregoing has contracted or otherwise arranged for the operation of any of the Hydro Unit(s) on its behalf) is no longer authorized to operate a Hydro Unit(s) as a result of its failure either to (x) maintain the existing license issued by FERC under Part I of the Federal Power Act for the operation of such Hydro Unit(s) or (y) obtain a new license from FERC under

                                                           Original Sheet No. 55

            Part I of the Federal Power Act for the continued operation of such Hydro Unit(s), then upon the expiration of the existing license, such Hydro Unit(s) shall be removed from this Transaction effective as of the date its license terminates or expires (the "Removal Date"). If as a result of new or changed regulatory requirements there is a change in the operation of a Hydro Unit resulting in a loss of capacity, then the Contract Capacity for such Unit shall, effective as of the date upon which the change in operation commences, be adjusted downward to reflect such loss of capacity. Except for any payments in connection with such Hydro Units referenced in the first sentence of this Special Condition 11 or in connection with the lost capacity referenced in the second sentence of this Special Condition 11 that were due and owing, respectively, prior to the Removal Date or the date in which there was a change in the operation of a Hydro Unit resulting in the loss of capacity, neither Party shall have any further obligations to the other respecting such Hydro Unit(s) or the Contract Capacity removed from the Transaction pursuant to the first or second sentence, respectively, of this Special Condition 11.

       12. Subject to Clause 2 of Special Condition 6, if, at any time, Party A or any of its subsidiaries decides to surrender its license under
            Part I of the Federal Power Act for the operation of one or more Hydro Unit(s), it shall notify Party B no later than sixty days prior to the date on which Party A or any of its subsidiaries intends to surrender such license (the "Surrender Date"). No later than thirty days prior to the Surrender Date, Party B shall advise Party A whether it intends to purchase such Hydro Unit(s) at a cost equal to the fair value of the property. If Party B elects by such date not to undertake such purchase or the transaction is not closed by the Surrender Date, then, effective on the Surrender Date such Hydro Unit(s) shall be removed from this Transaction. If, for any reason, FERC agrees to extend the Surrender Date, then the period for completing the purchase shall continue for the duration of such extension. Except for payments in connection with such Hydro Units that were due and owing prior to the Surrender Date, neither Party shall have any further obligations to the other respecting such Hydro Unit(s) removed from the Transaction pursuant to this Special Condition 12.

       13. Subject to Clause 2 of Special Condition 6, if, at any time, Party A or any of its subsidiaries (or any entity with which any of the foregoing has contracted or otherwise arranged for the operation of Diablo Canyon on its behalf), is no longer authorized pursuant to the Atomic Energy Act to operate Diablo Canyon, such Unit(s) shall be removed from this Transaction effective as of the date on which such authorization lapses (the "Diablo Removal Date"). If as a result of new or changed regulatory requirements there is a change in the operation of the Diablo Canyon Unit(s) resulting in a loss of capacity, then the Contract Capacity for such Unit(s) shall, effective as of the date upon which the change in operation commences, be adjusted downward to reflect such loss of capacity. Except for any payments in connection with the Diablo Canyon Unit(s) referenced in the first sentence of this Special Condition 13 or in connection with the lost capacity referenced in the second sentence of this Special Condition 13 that were due and owing, respectively, prior to the Diablo Removal Date or the date in which there was a change in the operation of

                                                           Original Sheet No. 56

            Diablo Canyon Unit(s) resulting in the loss of capacity, neither Party shall have any further obligations to the other respecting the Diablo Canyon Unit(s) or the Contract Capacity removed from this Transaction pursuant to the first or second sentence, respectively, of this Special Condition 13.

       14. If Party A is required to incur material additional costs in connection with the Diablo Canyon Facility relating to security (including, for example but not by way of limitation, increased staffing or physical modifications to the Diablo Canyon Facility) after the date on which this Master Agreement and Confirmation Letter are filed with FERC, Party A and Party B will agree on a commercially reasonable equitable adjustment to the Capacity Charge respecting the Diablo Canyon Facility. The adjustment shall take into account such factors as the duration of the time and extent to which the Diablo Canyon Facility will remain subject to this Transaction; the remaining useful life of the Diablo Canyon Facility; the useful life of any capital items acquired by Party A, the cost of which is subject to this Special Condition 14; and the then existing obligations of each of the Parties entered into in connection with this Transaction. If, within ninety days from the date on which Party A provides Party B with notice of its decision to invoke this Special Condition 14, the Parties are unable to reach agreement on a commercially reasonable equitable adjustment to the Capacity Charge respecting the Diablo Canyon Facility, Party A may, notwithstanding Section 10.15 of the Master Agreement and Section
            6.1 of the Confirmation Addendum, petition FERC pursuant to Section 205 of the Federal Power Act to make a determination of the just and reasonable adjustment to such Capacity Payment in light of the factors set forth above. Notwithstanding Section 6.2 of the Confirmation Addendum, the Parties agree that FERC shall have exclusive jurisdiction over this matter.

       15. To the extent that the State of California or any agency thereof imposes additional requirements respecting the decommissioning of Diablo Canyon, the costs of such requirements shall be borne entirely by Party B, and Party B shall reimburse Party A for all such costs and keep Party A neutral from the effects of such new requirements. Both Parties agree to enter into or to cause any of their subsidiaries to enter into such new or amended agreements as are necessary to implement the foregoing arrangement.

       16. The Parties acknowledge that the Contract Capacity for each Unit set forth in Section 1 of the Confirmation Addendum is net of station service. If a Unit cannot self-supply station service, Party A may, if permitted by tariff, use remotely provided station service from its other Units. When Party A does so, such amount of Energy as is necessary for remotely provided station service shall be deducted from the total amount of Energy delivered to Party A. If Party A is not permitted by any other applicable tariff or elects not to use remotely provided self-supplied station service, Party A shall purchase such station service from Party B or any third party.

       17. Party A agrees to provide Party B with copies of any material regulatory filings made on or after the Effective Date that bear on Party A's performance under Special Conditions 10 through 15 of this Confirmation.

                                                           Original Sheet No. 57

       18. Sales of Capacity and Associated Products shall be subject to the Grizzly Development and Mokelumne Settlement Agreement between Pacific Gas and Electric Company and the City of Santa Clara dated March 8, 1990, and as amended and in force as of the Effective Date ("Grizzly Contract"). The Grizzly Contract has been assigned to Party A. Party B acknowledges the obligation of Party A under the Grizzly Contract to provide to Silicon Valley Power ("SVP"): (1) the output of the Grizzly Unit; (2) 27.66 MW of power under a sale that terminates December 31, 2003; and (3) certain supplemental sales of energy. Party B agrees that Party A will satisfy these obligations from the Portfolio. For so long as these obligations under the Grizzly Contract remain in effect and the Bucks Creek Hydro Facility is subject to this Transaction, Party B agrees to arrange for the delivery of Energy to SVP provided by Party A under the Grizzly Contract, including arranging for transmission service and assuming all Scheduling Coordinator duties under the currently applicable ISO tariffs and any successor tariffs. Party B shall reduce its payments to Party A under this Transaction to reflect all Energy and actual capacity from the Portfolio used by Party A to satisfy its obligations under the Grizzly Contract as well as for all Scheduling Coordinator charges and transmission charges incurred by Party B as set forth in this Special Condition 18, provided that Party A shall not be responsible for, and such reduction in payments shall not include any imbalance charges associated with the timing differences between actual dispatch by Party B of the Grizzly Powerhouse and SVP's schedules for delivery of such output.

       19. The Parties designated this Transaction as a Major Transaction within the meaning of Section 5(1) (b) of the Master Agreement.

Scheduling:  As set forth in Section 5 of the Confirmation Addendum.

Option Buyer:   Not Applicable.

Option Seller:  Not Applicable.

     Type of Option:  Not Applicable.

     Strike Price:  Not Applicable.

     Premium:  Not Applicable.

     Exercise Period:  Not Applicable.

     This confirmation letter, including the Confirmation Addendum and all accompanying schedules, is being provided pursuant to and in accordance with the Master Agreement, and constitutes part of and is subject to the terms and provisions of such Master Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

Party A                               Party B

Electric Generation LLC               Pacific Gas and Electric Company

                                                           Original Sheet No. 58

Name:     Bruce R. Worthington   Name:     Gordon R. Smith

Title:    President              Title:    President and Chief Executive Officer

Phone No: (415) 267-7000         Phone No: (415) 973-7000

                                                           Original Sheet No. 59

                             Confirmation Addendum
                             ---------------------

Section 1 - Capacity
--------------------

     Section 1.1 -Contract Capacity. The Contract Capacity for each Unit as of the Effective Date is set forth in Schedule 1 to this Confirmation Addendum. Thereafter, Contract Capacity shall be adjusted pursuant to Special Conditions 10, 11, 12 and/or 13 of the Confirmation, and/or Sections 1.2 and/or 1.4 of this Confirmation Addendum. Schedule 1 shall from time to time be revised to reflect each of the foregoing adjustments.

     Section 1.2 - Automatic Reduction of Contract Capacity. The Contract Capacity shall be reduced as set forth in Schedule 1. Following such reduction, there shall be an equivalent reduction in the Capacity Charge and the reduced Contract Capacity shall not be subject to this Transaction. Party B shall use its reasonable efforts to dispatch Hydro Units during the Contract Year immediately prior to their removal from this Transaction so that upon their removal reservoir levels are consistent with historical reservoir levels during comparable hydrologic periods (which periods may include multiple years).

     Section 1.3 - Effect of Force Majeure. In the event of Force Majeure, Party B's Capacity Charge shall be reduced in accordance with Section 2.2. Party A shall be excused from delivering Energy and Associated Products and Party B shall be excused from accepting any Energy or Associated Products and from paying any Energy Charges with respect to a Unit or Unit(s) immediately upon the occurrence of an event of Force Majeure to the extent such Unit or Unit(s) are unable to perform as a result of the event of Force Majeure.

     Section 1.4 - Increases in Contract Capacity. If Party A completes capital additions or refurbishments to an existing Unit that increases its capacity, such additional capacity shall be reflected in the Availability Notice delivered pursuant to Section 2.1 of this Confirmation Addendum; provided, however, that,
(1) as specified in Section 2.2 of this Confirmation Addendum, Availability for the Portfolio in any month may not be greater than one hundred percent (100%); and (2) starting in Contract Year Twelve, the maximum capacity identified in an Availability Notice that may be delivered for Diablo Canyon Unit 1 and Unit 2 shall be as reflected in Schedule 1. Notwithstanding the foregoing, the Parties may agree to reflect permanently any such additional capacity in the Contract Capacity for such Unit, in which case the additional capacity shall be added to the Contract Capacity for such Unit shown on Schedule 1.

Section 2 - Availability
------------------------

     Section 2.1 - Availability Notice. "Availability" means the actual mechanical/electrical capability of a Unit. "Availability" applies only to the Unit (except to the extent set forth in the third and fourth sentences of this Section 2.1) and shall not take into account hydrological or other conditions external to the Unit, notwithstanding the definition of Force Majeure. To the extent that the condition of the Hydro Facility in which one or more Hydro Units are located

                                                           Original Sheet No. 60

affects the ability of such Units to deliver Products, such condition shall be reflected in the Availability Notice for each of the affected Hydro Units. To the extent that the condition of the Diablo Canyon Facility affects the ability of the Diablo Canyon Units to deliver any Products, such condition shall be reflected in the Availability Notice for each of the affected Diablo Canyon Units. For the purpose of calculating adjustments to the Capacity Charge as set forth in Section 2.2 of the Confirmation Addendum, Party A shall provide Party B with a statement as to the Availability of each Unit (the "Availability Notice") for every hour or portion thereof. Party A may at any time change an Availability Notice to reflect the then Availability of any Unit. Party B shall be bound by Availability Notices when exercising its dispatch rights pursuant to
Section 5 of this Confirmation Addendum. To the extent that the Availability Notice for any Unit reflects that the Unit is not able to perform to the full extent of such Unit's Contract Capacity as set forth on Schedule 1, Party A will be deemed in such Availability Notice to represent and warrant that: (x) except with respect to generation, deliveries or sales required by FERC-approved tariffs (including but not limited to RMR Contracts), sales otherwise permitted under this Transaction, or to the extent such Unit is not subject to this Transaction, no Product from such Unit is being generated, delivered or sold, whether directly or indirectly, to any other person or for the benefit of Party A and that (y) the issuance of such Availability Notice represents the application of Good Industry Practice to the Unit's operation. If Party A delivers to Party B an incorrect Availability Notice that results in a material economic loss to Party B under this Transaction, such action shall be deemed to constitute a failure to deliver within the meaning of Article Four of the Master Agreement and the sole remedy of Party B shall be: (x) to the extent that the Availability Notice overstated the Availability of a Unit, a refund in its Capacity Charge to the extent of the overstatement; and (y) to the extent that the Availability Notice understated the Availability of a Unit, fifty percent (50%) of the difference between the Capacity Charge determined in accordance with this Transaction had the Availability Notice for that Unit been accurate and the Capacity Charge that Party B actually paid for the period of the understatement, less any downward adjustment in Party B's actual Capacity Charge computed pursuant to Section 2.2 of the Confirmation Addendum as a result of the Availability understatement for that Unit; provided, however, the maximum payment shall not exceed the equivalent of the Capacity Charge for that Unit calculated at zero Availability. Knowing, continuing, and repeated misstatements in Availability Notices, which misstatements are material to the overall Transaction shall constitute an Event of Default within the meaning of Section 5.1(c) of the Master Agreement; provided, that Party B has first notified Party A of such misstatements and Party A has failed within thirty days from its receipt of such notice to take such actions as are reasonable to prevent such misstatements from occurring in the future.

     Section 2.2 - Availability Adjustment. Each Contract Month, the Capacity Charge will be adjusted to reflect the actual Availability delivered from the Portfolio. The Availability of the Portfolio shall be computed as follows:

                             M
          Availability =  [Sigma]  Monthly Unit Capability
                         units = 1

                                                           Original Sheet No. 61

                                     Period Hours

                                      [Sigma]       Hourly Contact
                                                      Capacity
                                       hour = 1


                                     Period Hours               Fraction of

          Monthly Unit Capability =   [Sigma]    Available  *  Hour Available
                                      hour = 1  Capacity


     Where:    M means the number of Units not on Force Majeure;

               Available Capacity means the lesser of the Availability of each Unit for each hour or portion thereof as set forth in the Availability Notice provided by Party A pursuant to Section 2.1 of this Confirmation Addendum, or the actual Availability of each Unit for such hour or portion thereof, subject to the adjustment provided in Section 3.1 respecting scheduled outages at the Diablo Canyon Facility;

               Fraction of Hour Available means the period of the hour, expressed as a percentage, that the Unit was available at Available Capacity;

               Period Hours means the total number of hours in the Contract Month; and

               Hourly Contract Capacity means the sum for all Units not affected by an Event of Force Majeure of the Contract Capacity for each Unit, as defined in Section 1.1 of the Confirmation Addendum.

The monthly Capacity Charge will be adjusted to reflect the Availability of the Portfolio in accordance with the following schedule, however, in no event will Availability be more than 100%. In those months when Availability is greater than One Hundred Percent (100%), One Hundred Percent (100%) will be substituted for Availability in the equations below:

                                                           Original Sheet No. 62

     During the Peak Season (July and August):

          If Availability is equal to or greater than 95%, the Capacity Charge shall be multiplied by [1 + 1.5 * (Availability - 95%)], or;

          If Availability is less than 95%, the Capacity Charge shall be multiplied by [1 - 1.5 * (95% - Availability)].

     During the Shoulder Season (June, September, and October):

          If Availability is equal to greater than 92%, the Capacity Charge shall be multiplied by [1 + 1.0 * (Availability - 92%)], or;

          If Availability is less than 92%, the Capacity Charge shall be multiplied by [1 - 1.0 * (92% - Availability)].

     During the Off-Peak Season:

          December and January:

               If Availability is equal to greater than 91%, the Capacity Charge shall be multiplied by [1 + 1.0 * (Availability - 91%)], or;

               If Availability is less than 91%, the Capacity Charge shall be multiplied by [1 - 1.0 * (91% - Availability)];

          November and February through May:

               If Availability is equal to or greater than 90%, the Capacity Charge shall be multiplied by one; or;

               If Availability is less than 90%, the Capacity Charge shall be multiplied by [1 - 1.0 * (90% - Availability)].

Section 3 - Scheduled Outages
-----------------------------

     Section 3.1 - Diablo Canyon Units.   Schedule 3 outlines the general timing
of scheduled outages for Diablo Canyon through the Delivery Period. Party A shall provide an update to this schedule to Party B at least annually, but more often if changes occur during a Contract Year affecting that Contract Year or the following Contract Year. These updates shall reflect changes in the start and completion dates of the then current scheduled outages. Party A will not schedule any of these outages between June 15 and September 30. Subject to any applicable regulatory requirements, Party B shall have the right to approve the dates of such outages, which approval shall not be unreasonably withheld. The total number of these scheduled

                                                           Original Sheet No. 63

outage days may not exceed forty-two days for each scheduled outage except as provided for in the following two sentences. Party A may, with one year notice to Party B and for each of the two Units at Diablo Canyon extend the length of a scheduled outage by fifteen twenty-four consecutive hour periods for turbine rotor replacements and fifty-five twenty-four consecutive hour periods for steam generator replacements. However, if a turbine rotor replacement is scheduled for the same outage as a steam generator replacement, the total extension will be just fifty-five twenty-four consecutive hour periods. The periods for scheduled outages identified in the sixth, seventh and eighth sentences of this Section
3.1 are allowance periods for the scheduled outages. Party A shall begin and end the scheduled outages under this Section 3.1 by sending Party B an Availability Notice specifying the date and hour on which such scheduled outage shall begin and an Availability Notice specifying the date and hour on which such Scheduled Outage shall end. Notwithstanding any such Availability Notice, for the purposes of computing the Availability Adjustment, Diablo Canyon shall be deemed to be 100% Available during the full allowance periods permitted by (as appropriate) the sixth, seventh and eighth sentences of this Section 3.1. With respect to all other outages, Party A shall coordinate with Party B during the Off-Peak Season (November through May) and for all other times, Party A shall coordinate and agree with Party A on the schedule for such other outages. Nothing in this
Section 3.1 limits the right of Party A to schedule such other outages at any time if required for purposes of Good Industry Practice relating to the condition of the Diablo Canyon Units or if required by any applicable regulatory requirement. All outages within the scope of the previous two sentences shall be reflected in a reduction of the Available Capacity used in computing the Availability Adjustment pursuant to Section 2.2.

     Section 3.2 - Hydro Units. Party A shall coordinate with Party B respecting outages of the Owned Hydro Units during the Off-Peak Season (November through May). For all other times, Party A shall coordinate and agree with Party B on the outage schedule for the Owned Hydro Units; provided, however, that Party A may schedule an outage at any time if required for purposes of Good Industry Practice relating to the condition of the Unit or if required by any applicable regulatory requirement. Subject to the next sentence of this Section 3.2, if a Hydro Unit is not Available as a result of an outage, whether scheduled or not, such outage shall be reflected in a reduction of the Available Capacity used in computing the Availability Adjustment pursuant to Section 2.2. If due to hydrological or other external conditions, Party B concludes that an Hydro Unit cannot produce Associated Products for a period of time Party B designates, and Party A elects to perform maintenance or repairs on such Hydro Unit during this period, then such Hydro Unit may be deemed in an Availability Notice delivered by Party A pursuant to Section 2.1 to Party B to be Available to the extent and for the period of time as to which the Parties may agree.

Section 4 - Right of Party B to Back-Down Diablo Canyon Units and Hydro Units
-----------------------------------------------------------------------------

     Section 4.1 - Diablo Canyon. From time to time Party B may back-down the Diablo Canyon Units in accordance with back-down procedures that the parties will develop. In the event Party B elects to back-down the Diablo Canyon Units in accordance with this Section 4.1 and the Diablo Canyon back-down procedures, it nevertheless shall pay an Energy Charge as if such back-down had not occurred; provided, however, that no such payment for Energy shall be required if the back-down occurs during implementation of the ISO or its successor over-generation protocol or any successor protocol.

                                                           Original Sheet No. 64

     Section 4.2 - Hydro Units. From time to time Party B may request that Party A back-down a Hydro Unit even when doing so will result in spill. Party A will, to the extent reasonably practicable, accommodate such request, after taking into consideration public safety requirements, existing or new regulatory, legal, WSCC or ISO requirements, sound environmental stewardship policies, existing water supply or other contracts, applicable RMR or successor contracts and Good Industry Practice. If Party B's spill request is accommodated, Party B shall nevertheless pay an Energy Charge as if the water spilled had been used to generate Energy; provided, however, that no such payment shall be required if: (x) subject to Party B's obligation to dispatch the Hydro Units in accordance with clause (2) of Section 5, the Hydro Unit is operating at its Available Capacity, (y) the spills occur during implementation of the ISO or its successor over-generation protocol or any successor protocol, or (z) there is a curtailment initiated by the ISO or its successor in the operation of a transmission line that is the sole means by which Energy from a Hydro Unit is delivered, regardless of whether such curtailment constitutes Force Majeure.

Section 5 - Dispatch

     Party B shall issue and Party A shall implement dispatch instructions governing the scheduling and operating levels of the Units in accordance with the Transaction and subject to the limitations and rights set forth in this
Section 5. The Parties shall develop operating procedures intended to implement the rights of Party B to dispatch the Units. The operating procedures shall reflect: (1) the hydro staff operating practices in effect as of the Effective Date; (2) the need for the Hydro Units to be dispatched so as to achieve a balanced beneficial use of water resources; (3) the obligation of Party B to accept or pay for the Diablo Canyon Must-Take Quantity and the Hydro Units Must-Take Quantity; (4) the obligations of Party A impacting the dispatch of the Units, including, but not limited to, public safety requirements, existing or new regulatory, legal, WSCC or ISO requirements, sound environmental stewardship policies, existing water supply or other contracts and applicable RMR or successor contracts; and (5) the requirement that dispatch be consistent with Good Industry Practice (collectively, the "Dispatch Principles").

     The operating procedures shall require the accurate and timely exchange of data and information. It is the express intention of the Parties that Party A provide Party B with all data and information in its possession affecting the dispatch of the Units. Party A may at any time change data and information to account for then current conditions. If Party A delivers to Party B inaccurate data or information that substantially bears on Party B's formulation of dispatch instructions and that result in a material economic loss to Party B under this Transaction, such action shall be deemed to constitute a failure to deliver within the meaning of Article Four of the Master Agreement and the sole remedy of Party B shall be the positive difference between the number of MWhr of Energy that Party B could have received from the affected Unit (taking into account the Dispatch Principles) less the MWhr of Energy that the Unit actually produced multiplied by the weighted average MWhr price for Energy purchased by Party B during the Contract Month in which the inaccurate data or information was provided. Knowing, continuing and repeated misstatements by Party A that substantially bear on Party B's formulation of dispatch instructions, which misstatements are material to the overall Transaction, shall constitute an Event of Default within the meaning of Section 5.1(c) of the Master Agreement; provided, that Party B has first notified Party A of such misstatements and Party A has failed

                                                           Original Sheet No. 65

within thirty days from its receipt of such notice to take such actions as are reasonable to prevent such misstatements from occurring in the future.

     Without limiting the foregoing, and by way of example, Party A shall provide Party B information respecting current and future hydrological conditions, physical constraints on operation, ramp rates, and any other factors that could affect dispatch. Information respecting hydrological conditions to be provided to Party B includes but is not limited to data on potential future water availability (including snow-pack), current reservoir volumes, steam flows (including in-low and out-flow at the Hydro Units), and maximum and minimum water storage capacity. Information respecting physical constraints to be provided to Party B includes but is not limited to data on the natural conditions of the water sheds (e.g., landslides or forest fires) affecting operations and any information provided in an Availability Notice delivered by Party A to Party B pursuant to Section 2 of this Confirmation Addendum. Party B shall also provide such information, including real time information, as is necessary for Party A to dispatch the Units consistent with the terms and conditions of this Transaction. The operating procedures shall also include specific operating protocols for Helms, which protocols shall include (but not be limited to) run times, cycling and pumping schedules.

Section 6 - Dispute Resolution
------------------------------

     Section 6.1 - Senior Officers. Each of Party A and Party B will designate in writing to the other Party a representative who will be authorized to resolve any dispute arising under this Agreement in an equitable manner and, unless otherwise expressly provided herein, to exercise the authority of such Party to make decisions by mutual agreement. If such designated representatives are unable to resolve a dispute under this Agreement, such dispute will be referred by each Party's representatives, respectively, to a senior officer designated by Party A and a senior officer designated by Party B for resolution upon five Business Days' written notice from either Party. The Parties hereto agree (i) to attempt to resolve all disputes arising hereunder promptly, equitably and in a good faith manner; and (ii) to provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data pertaining to any such dispute.

     Section 6.2 - Arbitration. All disputes under this Agreement that are not resolved pursuant to Section 6.1 within 30 Days after either Party's receipt of notice referring the dispute to the senior officers of Party A and Party B (and in any event within the time which legal or equitable proceedings based on such claim, dispute, or controversy would not be barred by the applicable statute of limitations) will be submitted upon written request of either Party to binding arbitration. Each Party will have the right to designate an arbitrator of its choice, who need not be from the American Arbitration Association ("AAA") panel of arbitrators but who will be an expert in the electricity industry and will not have a direct or indirect interest in either Party or the subject matter of the arbitration. Such designation will be made by notice to the other Party and to the AAA within 10 Business Days or, in the case of payment disputes, five Days after the date of the giving of notice of the demand for arbitration. The arbitrators designated by the Parties will designate a third arbitrator, who will have a background in legal and judicial matters (and who will act as chairman), within 10 Business Days after the date of the designation of the last of the arbitrators to be designated by the Parties, and the arbitration will be decided by the three arbitrators. If the two arbitrators cannot or do not select a third independent arbitrator

                                                           Original Sheet No. 66

within such period, either Party may apply to the AAA for the purpose of appointing any person listed with the AAA as the third independent arbitrator under the expedited rules of the AAA. Such arbitration will be held in alternating locations of the home offices of the Parties, commencing with Party A's home office, or in any other mutually agreed upon location. The rules of the AAA will apply to the extent not inconsistent with the rules herein specified. Each Party will bear its own expenses (including attorneys' fees) with respect to the arbitration. To the extent that the dispute concerns the calculation of:
(1) the Contract Price (including but not limited to the determination of the Availability Adjustment, the determination of the Energy Charge, the impact on the Capacity Charge of new or reduced taxes or other assessments, and the application of revenues from RMR Contracts); (2) the allocation as between Party A and Party B of ISO charges, penalties or other assessments; (3) the amount of any payments or refunds made by Party A to Party B pursuant to Section 2.1 or
Section 5 of the Confirmation in connection with a failure to deliver within the meaning of Article Four of the Master Agreement; (4) the amount of any Capacity Payment Amount Party A elects to pay Party B under Special Condition 8 of the Confirmation Letter; or (5) the amount of a Termination Payment (but not whether there has been an Event of Default giving rise to the right to require such Termination Payment), each of the Parties shall submit to the arbitrators, in accordance with a schedule set by the arbitrators, offers in the form of the award they consider the arbitrators should make. If the arbitrators require that the Parties submit more than one such offer, the arbitrators shall designate a deadline by which time the Parties shall submit their last and best offer. In such proceedings the arbitrators shall be limited to awarding only one of the two proposed offers submitted, and may not determine an alternative or compromise remedy. All arbitration awards will be in writing, shall be final and binding upon the Parties, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accountings presented to the arbitrators. All awards granted shall be consistent with the terms and conditions of this Transaction, including the limitation on damages set forth in
Article 7 of the Master Agreement.

     Section 6.3. Binding Nature of Proceedings. Each Party understands that this Agreement contains an agreement to arbitrate with respect to specified disputes. After signing this Agreement, each Party understands that it will not be able to bring a lawsuit concerning any dispute that may arise that is covered by this arbitration provision. Any award of the arbitrator may be enforced by the Party in whose favor such award is made in any court of competent jurisdiction.

                                                           Original Sheet No. 67

                                  Schedule 1
                      Contract Capacity of Each Facility;
                    Date Capacity is Removed from Contract;
                      and Ancillary Service Certification

                                                          Capacity Removal Date        Ancillary Service Certified
                  Unit 1   Unit 2   Unit 3   Unit 4       (at 12am first day of)      Reg     Spin      NSpin      Rep
Diablo Canyon       1087     1087                       see note 1

Owned Hydro Units
HAT CREEK #1         8.5                                end of contract
HAT CREEK #2         8.5                                end of contract
PIT #1              30.5     30.5                       end of contract                        Y         Y         Y
PIT #3              23.3     23.3     23.4              end of contract                        Y         Y         Y
PIT #4              47.5     47.5                       end of contract                        Y         Y         Y
PIT #5              40.0     40.0     40.0     40.0     end of contract               Y        Y         Y         Y
JAMES B. BLACK      86.0     86.0                       end of contract               Y        Y         Y         Y
PIT #6              40.0     40.0                       end of contract               Y        Y         Y         Y
PIT #7              56.0     56.0                       end of contract               Y        Y         Y         Y
VOLTA #1             9.0                                12th contract year
VOLTA #2             0.9                                12th contract year
SOUTH                7.0                                12th contract year
INSKIP               8.0                                12th contract year
COLEMAN             13.0                                12th contract year
KILARC               1.6      1.6                       12th contract year
COW CREEK            0.9      0.9                       12th contract year
TOADTOWN             1.5                                12th contract year
DeSABLA             18.5                                12th contract year
CENTERVILLE          5.5      0.9                       12th contract year
LIME SADDLE          1.0      1.0                       12th contract year
COAL CANYON          0.9                                12th contract year
HAMILTON BRANCH      2.4      2.4                       12th contract year
BUTT VALLEY         41.0                                12th contract year                     Y         Y         Y
CARIBOU #1          25.0     25.0     25.0              12th contract year                     Y         Y         Y
CARIBOU #2          60.0     60.0                       12th contract year            Y        Y         Y         Y
OAK FLAT             1.3                                12th contract year
BELDEN             125.0                                12th contract year            Y        Y         Y         Y
ROCK CREEK          56.0     56.0                       12th contract year            Y        Y         Y         Y
BUCKS CREEK         33.0     32.0                       12th contract year            Y        Y         Y         Y
CRESTA              35.0     35.0                       12th contract year            Y        Y         Y         Y
POE                 60.0     60.0                       12th contract year            Y        Y         Y         Y

                                                           Original Sheet No. 68

                      Contract Capacity of Each Facility;
                    Date Capacity is Removed from Contract;
                      and Ancillary Service Certification


                                                                     Capacity Removal Date        Ancillary Service Certified
                            Unit 1   Unit 2   Unit 3   Unit 4       (at 12am first day of)      Reg     Spin      NSpin      Rep
NARROWS #1                     12.0                                12th contract year
POTTER VALLEY                   4.5      2.0      2.7              12th contract year
SPAULDING #3                    5.8                                12th contract year
SPAULDING #2                    4.4                                12th contract year
DEER CREEK                      5.7                                12th contract year
ALTA                            1.0      1.0                       12th contract year
SPAULDING #1                    7.0                                12th contract year
DRUM #1                        13.2     13.2     13.1     14.5     12th contract year                     Y         Y         Y
DRUM #2                        49.5                                12th contract year                     Y         Y         Y
DUTCH FLAT #1                  22.0                                12th contract year                     Y         Y         Y
HALSEY                         11.0                                12th contract year
WISE                           14.0                                12th contract year
WISE #2                         3.2                                12th contract year
NEWCASTLE                      11.5                                12th contract year
CHILI BAR                       7.0                                12th contract year
SALT SPRINGS #1                11.0                                12th contract year
SALT SPRINGS #2                33.0                                12th contract year
TIGER CREEK                    29.0     29.0                       12th contract year                     Y         Y         Y
WEST POINT                     14.5                                12th contract year                     Y         Y         Y
ELECTRA                        31.0     31.0     36.0              12th contract year            Y        Y         Y         Y
SPRING GAP                      7.0                                12th contract year
STANISLAUS                     91.0                                12th contract year            Y        Y         Y         Y
PHOENIX                         2.0                                12th contract year
MERCED FALLS                    3.5                                12th contract year
CRANE VALLEY                    0.9                                12th contract year
SAN JOAQUIN #3                  4.2                                12th contract year
SAN JOAQUIN #2                  3.2                                12th contract year
SAN JOAQUIN #1-A                0.4                                12th contract year
WISHON                          5.0      5.0      5.0      5.0     12th contract year
KERCKHOFF                      12.6     12.6     12.8              12th contract year
KERCKHOFF #2                  155.0                                12th contract year            Y        Y         Y         Y
HELMS                         404.0    404.0    404.0              end of contract               Y        Y         Y         Y
HAAS                           72.0     72.0                       end of contract                        Y         Y         Y
KINGS RIVER                    52.0                                end of contract                        Y         Y         Y
BALCH #1                       34.0                                end of contract
BALCH #2                       52.5     52.5                       end of contract                        Y         Y         Y
TULE RIVER                      3.2      3.2                       12th contract year
KERN CANYON                    11.5                                12th contract year

                                                           Original Sheet No. 69

                  Contract Capacity of Each Facility (in MW);
                    Date Capacity is Removed from Contract;
                      and Ancillary Service Certification


                                                    Capacity Removal Date      Ancillary Service Certified
                     Unit 1 Unit 2 Unit 3 Unit 4     (at 12am first day of)    Reg   Spin    NSpin    Rep
Contracted Hydro Units
Grizzly               20.2                         12th contract year                   Y       Y       Y
Irrigation
 District Contracts
OWID
SLY CREEK             13.2                                   7/1/2010                   Y       Y       Y
WOODLEAF              55.0                                   7/1/2010                   Y       Y       Y
FORBSTOWN             39.7                                   7/1/2010                   Y       Y       Y
KELLY RIDGE           10.0                                   7/1/2010
YCWA
COLGATE              170.0  170.0                  12th contract year             Y     Y       Y       Y
NARROWS #2            55.0                         12th contract year
SID
MONTICELLO             4.0    4.0    3.9           12th contract year
NID
DUTCH FLAT #2         26.0                                   7/1/2013                   Y       Y       Y
CHICAGO PARK          38.0                                   7/1/2013                   Y       Y       Y
ROLLINS               13.0                                   7/1/2013
PCWA
FRENCH MEADOWS        17.0                                   5/1/2013                   Y       Y       Y
MIDDLE FORK           68.0   68.0                            5/1/2013
RALSTON               86.0                                   5/1/2013
OXBOW                  6.0                                   5/1/2013
Tri-Dam
DONNELLS              67.5                                   1/1/2005                   Y       Y       Y
BEARDSLEY             11.0                                   1/1/2005
TULLOCH                9.0    9.0                            1/1/2005
MID
EXCHEQUER             94.5                         12th contract year             Y     Y       Y       Y
McSWAIN               10.0                         12th contract year

Note 1:
Diablo Canyon Contract Capacity is as follows

                             Unit 1   Unit 2
Prior to Contract Year 12      1087     1087
Contract Year 12                650      650

                                                           Original Sheet No. 70

                                  Schedule 3

                        Diablo Canyon Scheduled Outages



                                  Start         Days
                    Unit 2     spring 2003       42
                    Unit 1     spring 2004       42
                    Unit 2      fall 2004        42
                    Unit 1      fall 2005        42
                    Unit 2     spring 2006       42
                    Unit 1     spring 2007       42
                    Unit 2      fall 2007        42
                    Unit 1      fall 2008        42
                    Unit 2     spring 2009       42
                    Unit 1     spring 2010       42
                    Unit 2      fall 2010        42
                    Unit 1      fall 2011        42
                    Unit 2     spring 2012       42
                    Unit 1     spring 2013       42
                    Unit 2      fall 2013        42
                    Unit 1      fall 2014        42